QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

United Online, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 5, 2015

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of United Online, Inc. will be held on June 5, 2015, at 10:30 a.m. Pacific time at the Hilton Woodland Hills, located at 6360 Canoga Avenue, Woodland Hills, California 91367, for the following purposes:

  •
  to elect three directors to serve on our Board of Directors for a term of office to expire at the third annual stockholders' meeting following their election, with each director to hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal;

  •
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

  •
  to approve an advisory resolution regarding the compensation of our named executive officers; and

  •
  to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Please refer to the attached proxy statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

        Only stockholders of record at the close of business on April 10, 2015, the record date, are entitled to notice of and to vote at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the meeting and at our corporate office located at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367.

        Under the Securities and Exchange Commission rules, we are providing our stockholders with access to our proxy materials on the Internet in lieu of mailing printed copies. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise. If you have previously elected to receive paper copies of our proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

        All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please vote as soon as possible.

Sincerely,

Francis Lobo President and Chief Executive Officer

Woodland Hills, California
April 24, 2015

United Online, Inc.
21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2015

General

        This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held on June 5, 2015 at 10:30 a.m. Pacific time at the Hilton Woodland Hills, located at 6360 Canoga Avenue, Woodland Hills, California 91367, for the purposes of:

  •
  electing three directors to serve on our Board of Directors for a term of office to expire at the third annual stockholders' meeting following their election, with each director to hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal;

  •
  ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

  •
  approving an advisory resolution regarding the compensation of our named executive officers; and

  •
  transacting such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Internet Availability of Proxy Materials

        Under Securities and Exchange Commission ("SEC") rules, we are providing our stockholders with access to our proxy materials, which include this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, on the Internet in lieu of mailing printed copies. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise. If you have previously elected to receive paper copies of our proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

        Instead of printed copies of our proxy materials (unless you have previously requested electronic or paper delivery), you will receive, in the mail, a "Notice Regarding the Availability of Proxy Materials" (the "Notice"). The Notice is different than the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. We will begin mailing the Notice to stockholders on or about April 24, 2015, and the proxy materials will be first made available on the Internet on or about April 24, 2015. Thereafter, we will also begin distributing proxy materials electronically to stockholders who have previously elected to receive these materials via email and mailing printed copies of our proxy materials to stockholders who have previously elected to receive these materials in paper format. Even if you do not request or receive a copy of our proxy materials, we may also send you a proxy card, along with a second Notice, on or after May 4, 2015.

        The Notice will contain instructions on how to access and review our proxy materials and vote online. The Notice also will contain instructions on how you can request a printed copy of our proxy materials, including a proxy card if you are a record holder or a voting instruction form if you are a beneficial owner. By following the instructions in the Notice, you may request to receive, at no cost, a printed or electronic copy of our proxy materials for the annual meeting and indicate such delivery preference for future proxy solicitations. If you request a printed or electronic copy of the proxy materials by Internet or telephone, you will be able to select whether you want this delivery method for future proxy solicitations. If you make such request by email and would like this delivery method for future proxy solicitations, you must specifically state in your email that such delivery preference should remain in effect for future proxy solicitations. Your request to receive future materials in paper or via email will remain in effect for future proxy solicitations until you terminate it. A copy of our proxy materials is available, free of charge, on our corporate website (www.unitedonline.com) under the "Investors" section. By referring to our website, we do not incorporate the website or any portion of the website by reference into this proxy statement.

        We follow a procedure called "householding," which the SEC has approved. Under this procedure, we may deliver a single copy of the Notice or proxy materials to stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. All stockholders have the ability to access the proxy materials on the website referred to above or in the Notice. If you would like to receive a separate copy of the Notice or future Notices (or, if you requested a printed copy of the proxy materials, an additional printed copy of the proxy materials), please submit your request to: United Online, Inc., c/o Investor Relations, 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367, or call: 1 (818) 287-3000. Similarly, if you share an address with another stockholder and received multiple copies of the Notice or proxy materials, you may write or call us at the above address and telephone number to make arrangements to receive a single copy at the shared address in the future.

        If your shares are registered differently or are held in more than one account at a brokerage firm, bank, broker-dealer, or other similar organization, you may receive more than one Notice. Please follow the instructions printed on each Notice that you receive and vote the shares represented by each Notice to ensure that all of your shares are voted. If you requested to receive a printed copy of the proxy materials, please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. If you are a registered holder, you can accomplish this by contacting our transfer agent, Computershare, at 1 (800) 962-4284 or in writing at Computershare, 250 Royall Street, Canton, Massachusetts 02021. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, you can accomplish this by contacting the brokerage firm, bank, broker-dealer, or other similar organization.

Voting; Quorum

        Our outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Common stockholders of record at the close of business on April 10, 2015, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date, 14,582,050 shares of our common stock were issued and outstanding. Each share of common stock is entitled to one vote. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on April 10, 2015 will constitute a quorum.

        All votes will be tabulated by the Inspector of Elections appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes are shares held of record by, among others, brokerage firms or financial institutions but not voted due to the failure of the beneficial owners of those shares to provide voting instructions in cases in which such brokerage firms or financial institutions do not have discretion to vote on the proposal without such instructions. See "Voting Procedure—Beneficial Owners of Shares Held in Street Name" below. Abstentions and broker non-votes are counted as present for purposes of determining whether there is a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved, if that proposal involves a non-routine matter. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 is a routine matter. Non-routine matters are the election of the three directors to serve on our Board of Directors and the advisory vote regarding the compensation of our named executive officers.

        The election of directors will be by majority vote of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote, and each nominee must receive a greater number of votes cast "for" that nominee than the number of votes cast "against" that nominee. Votes marked "abstain" and broker non-votes will be excluded, and thus not affect the outcome of the election, but they will be counted as present for purposes of determining whether there is a quorum. In order to be elected to our Board in an uncontested election, a nominee director must receive a greater number of votes cast "for" that director than the number of votes cast "against" that director. Our amended and restated bylaws, as amended (our "bylaws"), retain plurality voting for any election which the Secretary determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote. Abstentions with respect to this proposal will count as votes against this proposal, and broker non-votes will not be taken into account. Approval of the advisory resolution regarding the compensation of our named executive officers requires the approval of the affirmative vote of a majority of the outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote. Abstentions will count as negative votes, and broker non-votes will not be taken into account.

Voting Procedure

        Stockholders of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record and you received the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. You can vote in person at the annual meeting or by proxy. The Notice is not a ballot. You cannot use it to vote your shares. If you mark your vote on the Notice and send it back to us, your vote will not count. There are three ways stockholders of record can vote by proxy: (1) by telephone (by requesting a printed copy of the proxy materials and following the instructions on the proxy card, or by following the instructions on the Internet); (2) by Internet (by following the instructions provided in the Notice); or (3) by requesting (via telephone, Internet or email) a printed copy of the proxy materials, and then completing and returning the proxy card enclosed in such materials prior to the annual meeting or submitting a signed proxy card at the annual meeting. Voting via the Internet is a valid proxy voting method under the laws of the State of Delaware (our state of incorporation). Unless there are different instructions on the proxy card, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the annual meeting FOR the election of the director nominees listed in Proposal One (unless you abstain from voting for the election of such directors), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal Two, and FOR the approval of the advisory resolution regarding the compensation of our named executive officers as described in Proposal Three.

        Beneficial Owners of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and such organization should have forwarded to you the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. The Notice is not a ballot. You cannot use it to vote your shares. If you mark your vote on the Notice and send it back to such organization, your vote will not count. There are two ways beneficial owners of shares held in street name can vote by proxy: (1) by requesting a printed copy of the proxy materials and following the instructions on the voting instruction form; or (2) by Internet by following the instructions provided in the Notice. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. If you do not provide such organization with specific voting instructions, under the rules of the various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If such organization does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." A broker non-vote will have the effects described under "Voting; Quorum."

        Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your signed proxy or your authenticated Internet or telephone proxy, will give authority to each of Francis Lobo and Gail H. Shulman to vote on such matters at his or her discretion.

YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

        You may revoke your proxy at any time before it is actually voted at the annual meeting by:

  •
  delivering written notice of revocation to our Corporate Secretary at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367;

  •
  submitting a later dated proxy; or

  •
  attending the annual meeting and voting in person.

        Your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person present at the annual meeting by executing a form of proxy designating that person to act on your behalf.

        Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner of our shares, but those shares are held of record by another person such as a brokerage firm or bank, then you must provide voting instructions to the appropriate record holder so that such person can vote the shares. In the absence of such voting instructions from you, the record holder may not be entitled to vote those shares.

Solicitation

        This solicitation is made on behalf of our Board of Directors. We will pay the costs of solicitation. Copies of solicitation materials will be furnished to banks, brokerage firms and other custodians, nominees and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners upon request. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies by telephone, facsimile or personal interview. No additional compensation will be paid to these individuals for any such services.

Stockholder Proposals for 2016 Annual Meeting

        Stockholder proposals that are intended to be presented at our 2016 annual meeting of stockholders and included in our proxy statement relating to the 2016 annual meeting must be received by us no later than December 26, 2015, which is 120 calendar days before the anniversary of the date on which this proxy statement is first distributed to the stockholders. If the date of the 2016 annual meeting is moved more than 30 days prior to, or more than 30 days after, June 5, 2016, the deadline for inclusion of proposals in our proxy statement for the 2016 annual meeting instead will be a reasonable time before we begin to print and mail our proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2016 annual meeting.

        If a stockholder wishes to present a proposal at our 2016 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to the 2016 annual meeting, the stockholder must give advance notice to us prior to the deadline (the "Bylaw Deadline") for the annual meeting determined in accordance with our bylaws. Under our bylaws, in order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than March 7, 2016, and no earlier than February 6, 2016, which dates are 90 days and 120 days, respectively, prior to the anniversary of the date of this year's annual meeting.

        However, if we determine to change the date of the 2016 annual meeting so that it occurs more than 30 days prior to, or more than 30 days after, June 5, 2016, stockholder proposals intended for presentation at the 2016 annual meeting but not intended to be included in our proxy statement relating to the 2016 annual meeting must be received by our Corporate Secretary no later than the close of business on the tenth day following the day on which such notice of the date of the 2016 annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs (the "Alternate Date"). If a stockholder gives notice of such proposal after the Bylaw Deadline (or the Alternate Date, if applicable), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2016 annual meeting. All stockholder proposals must be in the form required by our bylaws.

        If a stockholder complies with such procedures and submits the proposal before the Bylaw Deadline (or the Alternate Date, if applicable), then the holders of proxies solicited by our Board of Directors for the annual meeting of stockholders at which that proposal is submitted will not have discretionary voting power with respect to that proposal and cannot vote those proxies in the absence of specific voting instructions from the persons who gave those proxies. For information and procedures regarding a stockholder's ability to nominate directors at an annual meeting or recommend to the Nominating and Corporate Governance Committee candidates for nomination as a director at an annual meeting, see "Director Nominees—Stockholder Recommendations for Nominations to the Board of Directors" and "Director Nominees—Stockholder Nominations of Directors," which appear elsewhere in this proxy statement.

        We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's annual meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting or any adjournment or postponement thereof.

 MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes with staggered terms, which will usually be approximately three years in length. Our bylaws provide that each director, once elected, holds office for a term to expire at the third annual meeting of stockholders following his or her election until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

        The class whose term expires at this annual meeting has three directors, James T. Armstrong, Dennis Holt and Andrew Miller. Mr. Armstrong and Mr. Miller are nominated for re-election. In February 2015, Mr. Holt announced his intention not to stand for re-election as a director so that he could spend additional time on his business ventures. Accordingly, Mr. Holt's term as a director will expire at the annual meeting. In addition, the Board of Directors has nominated Kenneth D. Denman for election as a director at the annual meeting. If elected, Mr. Denman would be a new member of our Board of Directors.

        Each of the directors elected at this annual meeting will hold office for a term to expire at the 2018 annual meeting of stockholders and until his successor is duly elected and qualified or until such person's earlier death, resignation or removal. If all of the nominees are elected, our Board of Directors will consist of eight individuals.

        The nominees named below have agreed to serve if elected, and we have no reason to believe that they will be unavailable to serve. If, however, the nominees named below are unable to serve or decline to serve at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our Board of Directors. Unless a stockholder specifies otherwise, a returned, signed proxy will be voted FOR the election of each of the nominees listed below.

        On September 25, 2001, NetZero, Inc. ("NetZero") and Juno Online Services, Inc. ("Juno") merged (the "Merger") into two wholly-owned subsidiaries of United Online, Inc. ("United Online") and each of the directors of NetZero became a director of United Online pursuant to the terms of the Merger. James T. Armstrong, Dennis Holt and Robert Berglass were directors of NetZero prior to the Merger.

        The following table sets forth information with respect to the persons nominated for election or re-election, as applicable, at the annual meeting:

Name	Age	Director Since	Positions
James T. Armstrong	49	2001	Director; Chair of Audit Committee; Member of Compensation Committee
Andrew Miller	54	2014	Director; Member of Audit Committee and Compensation Committee
Kenneth D. Denman	56	N/A	Mr. Denman is not currently a director of United Online; if elected as a director, we anticipate that Mr. Denman will serve on one or more Board Committees

        James T. Armstrong has served as one of our directors since the Merger and was a director of NetZero from 1998 until the Merger. Mr. Armstrong has been a Managing Director with Clearstone Venture Partners (formerly idealab! Capital Partners), an incubator and financier of early stage startup companies, since August 1998. Mr. Armstrong has also served as a Managing Director of March Capital Partners, a venture capital fund based in Santa Monica, California, since June 2014. From May 1995 to August 1998, Mr. Armstrong was an associate with Austin Ventures. From September 1989 to March 1992, Mr. Armstrong was a senior auditor with Ernst & Young. Mr. Armstrong serves on the board of directors of FTD Companies, Inc. and several private companies. Mr. Armstrong received his

B.A. in Economics from the University of California, Los Angeles and his M.B.A. from the University of Texas. Mr. Armstrong brings to our Board of Directors extensive experience in the venture capital industry and knowledge of technology companies in a variety of markets. In addition, having served as a director of NetZero since 1998 and then United Online since 2001, Mr. Armstrong possesses a breadth of knowledge regarding the company's business and operations.

        Andrew Miller has served as one of our directors since July 2014. Mr. Miller has been the Executive Vice President and Chief Financial Officer of PTC, Inc., a technology solutions company, since February 2015. Prior to PTC, Mr. Miller served as Executive Vice President and Chief Financial Officer of Cepheid, a provider of molecular diagnostics, from January 2012 through February 2015 and Senior Vice President and Chief Financial Officer from April 2008 through January 2012. Before that, Mr. Miller was Vice President of Finance and Chief Accounting Officer for Autodesk, an enterprise software company. Prior to joining Autodesk, Mr. Miller held senior level finance positions at MarketFirst Software, Inc., Cadence Design Systems, Adaptive Broadband Corporation, and Silicon Graphics, Inc. Mr. Miller started his career as an auditor with Deloitte, where he became a Certified Public Accountant. Mr. Miller brings to our Board of Directors extensive, senior-level finance experience with a variety of innovative technology companies. Such experience strengthens the Board's financial expertise and helps position us for success in the rapidly-changing world of high technology companies.

        Kenneth D. Denman has served as the Chief Executive Officer of Emotient, Inc., a facial expression analysis software company since October 2012. Mr. Denman has also served as Edward V. Fritzky Endowed Visiting Chair in Leadership at the University of Washington's Michael G. Foster School of Business, after his appointment in September 2012. Mr. Denman served as Chief Executive Officer and a director of Openwave Systems, Inc. from November 2008 to September 2011. Prior to Openwave, Mr. Denman served as Chairperson of iPass, Inc. a platform-based enterprise mobility services company from January 2003 to November 2008, as director from December 2001 to November 2008 and as President and Chief Executive Officer from October 2001 to November 2008. From January 2000 to March 2001, Mr. Denman served as founder, President and Chief Executive Officer of AuraServ Communications Inc., a managed service provider of broadband voice and data applications. From August 1998 to May 2000, Mr. Denman served as Senior Vice President, national markets group of MediaOne, Inc., a broadband cable and wireless communications company. Mr. Denman holds a B.S. in accounting from Central Washington University and an MBA in finance and international business from the University of Washington. Mr. Denman is a member of the advisory board at the University of Washington's Michael G. Foster School of Business. Mr. Denman possesses extensive executive experience in the technology and telecom sectors. As a chief executive officer of a technology and software company and a former chief executive officer of other technology and software companies, Mr. Denman's operational and strategic experiences are directly relevant to our operations and strategic opportunities. Mr. Denman's experience serving on the board of directors of other public technology companies has exposed him to best practices and approaches that would be beneficial to us and our stockholders.

Continuing Directors

        Our other directors are as follows:

Name	Age	Director Since	Positions
Robert Berglass	77	2001	Director; Member of Audit Committee and Nominating and Corporate Governance Committee
Kenneth L. Coleman	72	2001	Director; Chair of Compensation Committee; Member of Nominating and Corporate Governance Committee
Dennis Holt	78	2001	Director; Member of Compensation Committee and Nominating and Corporate Governance Committee
Francis Lobo	39	2013	President and Chief Executive Officer; Director
Howard G. Phanstiel	66	2008	Chairman of the Board; Member of Audit Committee and Nominating and Corporate Governance Committee
Carol A. Scott	65	2003	Director; Chair of Nominating and Corporate Governance Committee; Member of Compensation Committee

        In February 2015, Mr. Holt announced his intention not to stand for re-election as a director. Accordingly, the term for Mr. Holt will expire at the annual meeting. The terms for Mr. Berglass and Mr. Coleman will expire at the 2016 annual meeting of stockholders and the terms for Mr. Lobo, Mr. Phanstiel and Dr. Scott will expire at the 2017 annual meeting of stockholders.

        Robert Berglass has served as one of our directors since the Merger, and was a member of the board of directors of Classmates Media Corporation ("CMC"), a wholly-owned subsidiary of the company, from September 2007 to January 2010. Mr. Berglass was a director of NetZero from November 2000 until the Merger. Mr. Berglass was our Lead Independent Director from February 2006 to November 2013. From February 2002 to July 2013, Mr. Berglass served as the Chairman of DAVEXLABS LLC, an independent hair care company dedicated to salon professionals. From 1998 until April 2001, Mr. Berglass was the Chairman, Chief Executive Officer and President of Schwarzkopf & DEP, Inc. (formerly DEP Corporation), a division of Henkel KGAA. Mr. Berglass had held those positions following Henkel KGAA's acquisition of DEP Corporation in 1998. From 1969 to 1998, Mr. Berglass was the Chairman, Chief Executive Officer and President of DEP Corporation. Before joining DEP Corporation, Mr. Berglass held various positions at Faberge, Inc., including Corporate Executive Vice President. Mr. Berglass is the Chairman of the board of directors of FTD Companies, Inc. Mr. Berglass provides valuable insight into organizational and operational management issues crucial to a public company as well as valuable insight on various aspects of consumer marketing. In addition, having served as a director of NetZero since 2000 and then United Online since 2001, Mr. Berglass possesses a breadth of knowledge regarding the company's business and operations.

        Kenneth L. Coleman has served as one of our directors since September 2001, and was a member of the board of directors of CMC from September 2007 to January 2010. From November 2010 to February 2013, Mr. Coleman was the Chairman of MIPS Technologies, Inc., a developer of semiconductor products. Commencing January 2013, Mr. Coleman has been Chairman of Saama Technologies, a private company providing IT services. In 2002, Mr. Coleman founded ITM Software and served as its Chairman and Chief Executive Officer until 2006. In 2001, Mr. Coleman founded Coleman Consulting and consulted on various strategic matters for several companies through 2002. From 1987 through 2001, he held various positions, including Executive Vice President of Global Sales, Service and Marketing, with Silicon Graphics, Inc. Mr. Coleman serves on the board of directors of Saama Technologies, City National Bank, and Accelrys. Mr. Coleman received his B.S. and M.B.A. from Ohio State University. From his long and decorated career in the software and technology fields, Mr. Coleman brings to our Board of Directors a unique perspective on the intersection of technology and marketing which is critical to a company competing for the sale of online products and services. In addition, having served as a director of United Online since 2001, Mr. Coleman possesses a breadth of knowledge regarding the company's business and operations.

        Dennis Holt has served as one of our directors since the Merger and was a director of NetZero from January 2001 until the Merger. Mr. Holt founded US International Media LLC, a media services agency, and has been its Chairman and Chief Executive Officer since March 2004. Mr. Holt also serves as Chairman and Chief Executive Officer of Patriot Communications LLC, a telecommunications service bureau, which he created in 1990 as a subsidiary of Western International Media. Mr. Holt founded Western International Media, a media buying service, in 1970 and was the Chairman and Chief Executive Officer from 1970 through January 2002. Mr. Holt serves on the board of directors of FTD Companies, Inc. and several private and philanthropic companies. Mr. Holt received his B.A. in Administration from the University of Southern California. Having served as Chairman and Chief Executive Officer of several companies focused on advertising media and, in addition, having served as a director of NetZero and then United Online since 2001, Mr. Holt possesses a breadth of knowledge regarding the company's business and operations.

        Francis Lobo has served as our President and Chief Executive Officer and one of our directors since November 2013. Prior to joining United Online, Mr. Lobo served in various roles at AOL, Inc., a global mass media corporation, beginning in June 2006, including, most recently, as President of AOL Services where he managed multiple AOL properties including AOL.com, AOL Mail, AOL Search, AIM and MapQuest. Prior to joining AOL, Mr. Lobo founded VishwaGram Info Marketing Services Pvt. Ltd., a vendor of telecom products and services in India. Before that, he worked as a Senior Consultant at Frank Lynn & Associates, a business-to-business market strategy consulting firm in Chicago, Illinois. Mr. Lobo received his Bachelors of Commerce from St. Joseph's College at Bangalore University in India and his M.B.A. from Loyola University. Mr. Lobo brings to our Board of Directors significant product development and technology experience, leadership and operational management skills, and a wealth of experience with consumer-oriented Internet businesses, all of which are essential to a public company that operates in the Internet space.

        Howard G. Phanstiel has served as our Chairman since November 2013 and as one of our directors since October 2008. He also served as a member of the board of directors of CMC from September 2007 to January 2010. He has been a managing member of Phanstiel Enterprises LLC, a private consulting firm, since April 2007, and a partner of HG Phanstiel LP, a private consulting firm, since April 2009. From January 2006 to April 2007, Mr. Phanstiel was an Executive Vice President of UnitedHealth Group Incorporated. From October 2000 to December 2005, Mr. Phanstiel was the Chief Executive Officer of PacifiCare Health Systems, Inc. and from 2002 to 2004 he was also its Chairman. He serves as Vice Chairman of the Syracuse University Board of Trustees. Mr. Phanstiel earned a B.A. in Political Science from Syracuse University and a Masters in Public Administration from the Maxwell School of Citizenship and Public Affairs of Syracuse University. Having served as Chairman and Chief Executive Officer at one of the nation's largest health care companies, Mr. Phanstiel brings to our Board of Directors a wealth of knowledge of organizational and operational management, board and management leadership experience and financial acumen essential to a public company.

        Carol A. Scott, Ph.D., has served as one of our directors since April 2003, and was a member of the board of directors of CMC from September 2007 to January 2010. Dr. Scott has been a Professor Emeritus at the University of California, Los Angeles ("UCLA") since July 2011. Prior to that, she was a professor of marketing at the UCLA Anderson Graduate School of Management, where she served as the Associate Dean for Academic Affairs and as the Chairman of the faculty from 1986 through 1994, as well as the faculty director of the school's Executive Program since 2005. She was a visiting professor at the Harvard Business School in 1985 and at the Stanford Graduate School of Business in 2009, and was on the faculty at Ohio State University for three years prior to joining UCLA in 1977. Dr. Scott's research on customer decision-making and marketing strategy has been published in major academic journals, and she has served on the editorial boards of the Journal of Marketing, the Journal of Marketing Research and the Journal of Consumer Research. She received her B.S. (business and history) from the University of Texas, Austin, and her M.S. (management) and Ph.D. (marketing) from Northwestern University. In 2007, she co-founded Nellie Analytics, Inc., a marketing and graphics services company. In 2008, she co-founded Crossfield Associates, Inc., a litigation consulting company that provides expert services on matters of intellectual property to law firms and corporate clients. She serves as Chief Executive Officer of Nellie Analytics and co-Chief Executive Officer of Crossfield Associates. From her long and distinguished career in academia and academic administration at some of the nation's most prestigious universities, in addition to her experience in consulting to major corporations, Dr. Scott brings to our Board of Directors a unique point of view regarding consumer marketing and organizational management that is vital to a marketing-driven company. In addition, having served as a director of United Online since 2003, Dr. Scott possesses a breadth of knowledge regarding the company's business and operations.

Corporate Governance Principles

        We are committed to having sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace. Our Corporate Governance Guidelines, Code of Ethics and the charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees are available on our corporate website (www.unitedonline.com) under "Investors." Please note, however, that information contained on the website is not incorporated by reference in this proxy statement or considered to be a part of this document. A copy of our Corporate Governance Guidelines, Code of Ethics and the Committee charters may also be obtained upon request to our Investor Relations department.

Code of Ethics

        Our Code of Ethics applies to all of our directors and officers, including, but not limited to, our Chief Executive Officer and Chief Financial Officer. The Code of Ethics constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act and is our "code of conduct" within the meaning of the Nasdaq Marketplace Rules applicable to companies whose stock is listed for trading on the Nasdaq Global Select Market.

Policy against Insider Trading, Hedging and Pledging; Stock Ownership Guidelines

        Our Insider Trading Policy prohibits, among other things, short-term or speculative transactions in our securities by our directors, officers and employees, including, but not limited to, short sales of our stock and transactions in puts, calls or other derivative securities. The policy also prohibits our directors, officers and employees from holding our securities in a margin account or pledging our securities as collateral for a loan. In addition, the policy prohibits certain forms of hedging or monetization transactions, including through the use of financial instruments such as zero-cost collars and forward sale contracts that are designed to hedge or offset any decrease in the market value of the company's securities.

        In April 2015, the Board adopted stock ownership guidelines for the Chief Executive Officer, our other executive officers and our non-employee directors. The stock ownership guidelines provide that executive officers and directors be meaningfully invested in the company's stock, and therefore be personally invested in the company's performance to ensure strong alignment with stockholder interests. The executive officers and directors have five years to come in to compliance with the stock ownership guidelines. The following table shows the applicable ownership amount under the stock ownership guidelines.

Position	Ownership Amount
Chief Executive Officer	2x annual base salary
Other executive officers	1x annual base salary
Non-employee directors	3x annual cash retainer	(1)

(1)
Excluding extra compensation for Chairman or Committee service.

Stockholder Communications with Directors

        The Board of Directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367.

        All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any individual, group or committee of directors, the General Counsel's office will make sufficient copies of the contents to send to the director or to each director who is a member of the group or committee to which the envelope is addressed.

Board Independence

        Eight individuals sit on our Board of Directors, the following seven of whom are "independent directors" as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules: Messrs. Armstrong, Berglass, Coleman, Holt, Miller, and Phanstiel and Dr. Scott.

Board Leadership Structure and Role in Risk Oversight

        The Board of Directors understands that board structures vary greatly among U.S. public corporations, and the Board does not believe that any one leadership structure is more effective at creating long-term stockholder value. The Board believes that an effective leadership structure could be achieved either by combining or separating the Chairman and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board believes that to be effective, the governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

        Until November 1, 2013, Mark R. Goldston served as our Chairman, President and Chief Executive Officer. The Board previously determined that combining the Chairman and Chief Executive Officer positions was the appropriate leadership structure for the company and provided effective oversight of management and strong leadership of the independent directors. The Board believed that combining the Chairman and Chief Executive Officer roles fostered clear accountability, effective decision making and alignment on corporate strategy. The Board believed this leadership structure was particularly appropriate for the company given Mr. Goldston's continuity of service with the company since joining NetZero in 1999 and the many changes the company has undergone as a result of its diversification through acquisitions. The Board had designated Robert Berglass as the Lead Independent Director in order to balance the need for effective and independent oversight of management with the need for strong, unified leadership. The Board believed this structure allowed for a balance of power between the Chief Executive Officer and the independent directors and provided an environment in which its independent directors were fully informed, had significant input into the content of Board meeting agendas, and were able to provide objective and thoughtful oversight of management.

        In November 2013, following the termination of the employment of Mr. Goldston in connection with the consummation of the FTD Spin-Off Transaction, the Board appointed our new President and Chief Executive Officer, Francis Lobo, as a director and appointed Howard G. Phanstiel as the new independent Chairman of the Board. The Board believes that this structure is in the best interest of the company at this time. Nevertheless, the Board believes that "one-size" does not fit all, and the decision of whether to combine or separate the positions of Chairman and Chief Executive Officer will vary from company to company and depend upon a company's particular circumstances at a given point in time. Accordingly, the Board will continue to consider, from time to time, whether the Chairman and Chief Executive Officer positions should be combined or separated based on what the Board believes is best for the company and its stockholders.

        The Board of Directors is primarily responsible for assessing risks associated with the company's business. However, the Board delegates certain of such responsibilities to other groups. The Audit Committee is responsible for reviewing with management the company's policies and procedures with respect to risk assessment and risk management, including reviewing certain risks associated with our financial and accounting systems, accounting policies, investment strategies, regulatory compliance, insurance programs, and other matters. Under the direction of the Audit Committee, the company's internal audit department assists the company in the evaluation and improvement of the effectiveness of risk management. In addition, under the direction of the Board and certain of its committees, our legal department assists in the oversight of corporate compliance activities. As discussed under "Risk Assessment of Compensation Programs" section, which appears elsewhere in this proxy statement, the Compensation Committee also reviews certain risks associated with our overall compensation program for employees to help ensure that the program does not encourage employees to take excessive risks. On a regular basis and from time to time as necessary or appropriate, updates are provided by these groups to the Board of Directors regarding their risk assessment and risk management activities and other risk-related matters.

Board Committees and Meetings

        The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Secondary Compensation Committee, which was a standing committee in 2014, was dissolved in March 2015. In addition, the Board of Directors may establish special committees to consider various matters. The Board of Directors sets fees for members of the special committees as the Board of Directors deems appropriate in light of the amount of additional responsibility special committee membership may entail.

        During 2014, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. Our Board of Directors held 14 meetings during 2014. Members of the Board of Directors and its committees also consulted informally with management from time to time and acted at various times during 2014 by written consent without a meeting. Additionally, non-management Board members met in executive sessions without the presence of management periodically, at least once each quarter, during 2014. We do not have a policy regarding director attendance at our annual meetings. All of our directors attended our annual meeting held in 2014, except for Mr. Miller, who was not a director at such time.

        Audit Committee.    The Audit Committee consists of four directors, Messrs. Armstrong, Berglass, Miller, and Phanstiel. Mr. Miller was appointed to the Audit Committee in July 2014. The Audit Committee oversees our accounting and financial reporting processes and audits of our consolidated financial statements. The Audit Committee is responsible for the appointment, compensation, retention, oversight, and termination of our independent registered public accounting firm, including evaluating its independence and reviewing its performance. In addition, the Audit Committee is responsible for reviewing and discussing the annual audit plan with our independent registered public accounting firm, reviewing our annual consolidated financial statements, our interim consolidated financial statements, our internal control over financial reporting, and our accounting practices and policies. Furthermore, the Audit Committee oversees our internal audit function, reviews and approves the annual internal audit plan, reviews with management our risk assessment and risk management policies and procedures, reviews and approves or disapproves any proposed transactions required to be disclosed by Item 404 of Regulation S-K, and reviews legal and regulatory matters. The Audit Committee also reviews the results of the year-end audit with the independent registered public accounting firm and recommends to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Additionally, it prepares the Audit Committee Report to be included in the annual proxy statement. The Audit Committee also performs other functions or duties, within the scope of its responsibilities, as deemed appropriate by the Audit Committee or our Board of Directors. The Audit Committee held eleven meetings during 2014. The Audit Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually by the Audit Committee and revised as appropriate. Our Board of Directors has determined that all members of the Audit Committee are independent directors as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and also satisfy the additional criteria for independence for Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of Mr. Armstrong, who began serving as Chair of the Audit Committee at the April 2014 meeting, Mr. Miller and Mr. Phanstiel, a prior Chair of the Audit Committee, qualifies as a "financial expert" as that term is defined under applicable SEC rules. In 2004, the Audit Committee established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee meets privately with members and representatives of our independent registered public accounting firm, and members and representatives of our independent registered public accounting firm have unrestricted access and report directly to the Audit Committee. The Audit Committee has selected PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2015 and is recommending that our stockholders ratify this appointment at the annual meeting. The Audit Committee Report is set forth in this proxy statement.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of five directors, Messrs. Berglass, Coleman, Holt and Phanstiel and Dr. Scott (the current Chair of the Committee), each of whom is an independent director as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. The Nominating and Corporate Governance Committee is responsible for assisting with respect to director candidates and nominees, including by identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board; establishing procedures to be followed by stockholders in submitting recommendations for director candidates; reviewing backgrounds and qualifications of individuals being considered as director candidates; recommending to the Board the director nominees; and reviewing the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status. The Nominating and Corporate Governance Committee is also responsible for assisting the Board with regard to the composition, structure and procedures of the Board and its Committees, including by reviewing and making recommendations to the Board regarding the size and structure of the Board; the frequency and nature of Board meetings; any other aspect of the procedures of the Board; the size and composition of each Committee of the Board; individuals qualified to fill vacancies on the Committees; the functioning of the Committees; Committee assignments and any policies regarding rotation of Committee memberships and/or chairpersonships; and the establishment of special committees. This Committee also oversees the evaluation of the Board and its Committees, evaluates and makes recommendations regarding the termination of Board membership, and assists with the selection of a new Chairman or Chief Executive Officer in the event such selection becomes necessary. In addition, the Nominating and Corporate Governance Committee is responsible for reviewing periodically and recommending to the Board, the Corporate Governance Guidelines and the Code of Ethics and any changes thereto, as well as considering and making any other recommendations related to corporate governance issues.

        The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually by the Nominating and Corporate Governance Committee and revised as appropriate. In 2014, the Nominating and Corporate Governance Committee held ten meetings.

  Director Nominees.

  •
  Criteria for Director Nominees.  The Board of Directors believes that the Board should comprise individuals with varied, complementary backgrounds who have exhibited proven leadership capabilities within their chosen fields. Directors should have the ability to quickly grasp complex principles of business and finance, particularly those related to the industries in which the company operates. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders. When considering a candidate for director, the Nominating and Corporate Governance Committee will take into account a number of factors, including, without limitation, the following: independence from management; depth of understanding of the Internet and Internet-related businesses, sales and marketing, finance and/or other elements directly relevant to our business; education and professional background; judgment, skill, integrity, and reputation; existing commitments to other businesses as a director, executive or owner; personal conflicts of interest, if any; diversity; and the size and composition of the existing Board. When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, stockholders, and others. Additionally, the Nominating and Corporate Governance Committee may use the services of third-party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board that candidate's appointment or election. Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider the director's past attendance at, and participation in, meetings of the Board of Directors and its committees and the director's formal and informal contributions to the various activities conducted by the Board and the Board committees of which such individual is or was a member. Although the Board of Directors does not have a policy with respect to consideration of diversity in identifying director nominees, among the many other factors considered by the Nominating and Corporate Governance Committee are the benefits of diversity in board composition, including with respect to age, gender, race, and specialized background. The directors nominated for re-election and election at this annual meeting were approved for nomination by all of the disinterested members of the Board of Directors. In connection with such nominations, the Nominating and Corporate Governance Committee and

    the Board of Directors considered, among other things, the information discussed in each such director's biographical information as set forth in this proxy statement.

  •
  Stockholder Recommendations for Nominations to the Board of Directors.  The Nominating and Corporate Governance Committee will consider candidates for nomination as a director recommended by any stockholder. The Nominating and Corporate Governance Committee will evaluate such recommendations by applying its regular nominee criteria and considering the additional information set forth below. Stockholders wishing to recommend a candidate for nomination as a director are to send the recommendation in writing to the Chair of the Nominating and Corporate Governance Committee, United Online, Inc., 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367, with a copy to the General Counsel at the same address. Prior to making such a recommendation, stockholders are encouraged to contact the Chair of the Nominating and Corporate Governance Committee to obtain a list of backgrounds that the Nominating and Corporate Governance Committee would consider for potential director nominees given the then-current composition of the Board of Directors. A stockholder recommendation must contain the following information: documentation supporting that the writer is a stockholder of United Online and indicating (i) the number of shares of our common stock beneficially owned by such person, (ii) the holder or holders of record of those shares and (iii) the number of shares (if any) held of record by such person but not beneficially owned, together with a statement that the writer is recommending a candidate for nomination as a director; the address of record of the proposing stockholder; a résumé of the candidate's business experience and educational background that also includes the candidate's name, age, business and residence addresses, and principal occupation or employment and an explanation of how the candidate's background and qualifications are directly relevant to United Online's business; the number of shares of our common stock beneficially owned by the candidate and owned of record by such individual; a statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of United Online, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board; detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing stockholder, the candidate, and any affiliate of the proposing stockholder or the candidate; any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; a representation that the proposing stockholder intends to appear in person or by proxy at the annual meeting of stockholders at which the person named in such notice is to stand for election; and a signed consent of the candidate to serve as a director, if nominated and elected. In connection with its evaluation, the Nominating and Corporate Governance Committee may request additional information from the candidate or the proposing stockholder and may request an interview with the candidate or the proposing stockholder. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors. No recommendations for director nominations were submitted by any stockholder in connection with the election of directors at the 2015 annual meeting. Any recommendations for candidates for nomination as a director at our next annual meeting must be received by the Chair of the Nominating and Corporate Governance Committee no later than 120 calendar days prior to the anniversary of the date on which this proxy statement was first mailed to our stockholders.

  •
  Stockholder Nominations of Directors.  A stockholder that instead desires to nominate a person directly for election to the Board of Directors must comply with the advance notice procedures of our bylaws and attend the annual meeting to make the necessary motion. Our bylaws provide that nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders by any stockholder of United Online who is a stockholder of record on the date of the giving of the notice described below and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the notice procedures set forth in our bylaws. Such stockholder must timely deliver or mail to our Corporate Secretary at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367, a notice containing the following information: (a) as to each candidate whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the candidate; (ii) the principal occupation or employment of the candidate; (iii) the class or series and number of shares of our common stock which are owned beneficially or of record by the candidate; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder; (ii) the class or series and number of shares of our common stock which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each candidate and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that the stockholder intends to appear in person or by proxy at the annual meeting of stockholders to nominate the candidate(s) named in such notice; and (v) any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such person as a director. In addition, the notice must be accompanied by a written consent of the candidate to being named as a nominee and to serve as a director if elected. In order to be deemed properly presented, the notice must be delivered to our Corporate Secretary no later than March 7, 2016, and no earlier than February 6, 2016, which dates are 90 days and 120 days, respectively, prior to the anniversary of the date for this year's annual meeting; provided, that if the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. No director nominations were submitted by any stockholder in connection with the election of directors at the 2015 annual meeting.

  •
  Majority Vote Standard.  In December 2013, the Board of Directors approved an amendment to our bylaws which revised the voting standard for uncontested director elections to a majority vote standard rather than a plurality standard commencing with the 2014 annual meeting of stockholders. Under the majority vote standard, in order to be elected to our Board in an uncontested election, a nominee must receive a greater number of votes cast "for" that nominee than the number of votes cast "against" that nominee. The bylaws, as so amended, retain plurality voting for contested elections, i.e., any election which the Secretary determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. Prior to the adoption of the bylaws amendment, members of our Board were elected by a plurality of the votes cast, whether or not the election was contested.

  •
  Director Resignation Policy.  In December 2013, in connection with the approval of the amendment to our bylaws implementing the majority vote standard, the Board of Directors also approved a director resignation policy. Pursuant to this policy, an incumbent director who fails to receive a majority vote in an uncontested election in accordance with the bylaws will, within five days following the certification of the election results, tender his or her written resignation to the Chairperson of the Board for consideration by the Nominating and Governance Committee. The Committee will consider such tendered resignation and, within 45 days following the date of the stockholders' meeting at which the election of directors occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Committee will consider all factors deemed relevant by the members of the Committee including, without limitation, the stated reason or reasons why stockholders voted against such director's re-election, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an "audit committee financial expert" and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and whether the director's resignation from the Board would be in the best interests of the company and its stockholders. The Committee also will consider a range of possible alternatives concerning the director's tendered resignation as the members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have substantially resulted in such director failing to receive the required number of votes for re-election. The Board will take formal action on the Committee's recommendation no later than 90 days following the date of the stockholders' meeting at which the election of directors occurred. In considering the Committee's recommendation, the Board will consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives as the Board deems relevant. Following the Board's decision on the Committee's recommendation, the company, within four business days after such decision is made, will publicly disclose, in a Current Report on Form 8-K filed with the SEC, the Board's decision, together with a full explanation of the process by which the decision was made and, if applicable, the Board's reason or reasons for rejecting the tendered resignation. No director who, in accordance with this policy, is required to tender his or her resignation, will participate in the Committee's deliberations or recommendation, or in the Board's deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. If a majority of the members of the Committee fail to receive the required number of votes for re-election, then the independent directors then serving on the Board who were elected at the stockholders' meeting at which the election occurred, and the independent directors, if any, who were not standing for election at such stockholders' meeting, will appoint an ad hoc Board committee from amongst themselves (the "Ad Hoc Committee"), consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations. The Ad Hoc Committee will serve in place of the Committee and perform the Committee's duties for purposes of this policy. Notwithstanding the foregoing, if an Ad Hoc Committee would have been created but fewer than three directors would be eligible to serve on it, the entire Board (other than the individual director whose resignation is being considered) will make the determination to accept or reject the tendered resignation without any recommendation from the Committee and without the creation of an Ad Hoc Committee.

        Compensation Committee.    The Compensation Committee consists of five directors, Messrs. Armstrong, Coleman, Holt, and Miller and Dr. Scott, each of whom is an independent director as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Mr. Miller was appointed to the Compensation Committee in July 2014. The Compensation Committee administers our executive compensation programs and is responsible for reviewing the compensation of our executive officers and determining the nature and amount of the various components of such compensation, including adjustments to annual base salary and the establishment of the applicable performance goals under our annual management incentive bonus plan and the specific bonus amount for each potential level of goal attainment. The Compensation Committee also administers our equity incentive plans and has the exclusive authority to make awards under such plan to our executive officers. The Compensation Committee also approves all employment agreements, severance or termination arrangements, and other compensatory contracts or arrangements made with our executive officers. The Compensation Committee will also perform other functions or duties as may be assigned to it under the terms of any executive compensation or equity-based benefit plan or as otherwise deemed appropriate by our Board of Directors. The Compensation Committee held fourteen meetings during 2014. The Compensation Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually and revised as appropriate.

        The Compensation Committee makes all decisions regarding the cash and equity compensation of our Chief Executive Officer, although the Compensation Committee may, in its discretion, request the concurrence or approval of such decisions by a majority of the independent members of our Board of Directors. With respect to all other executive officers, the Compensation Committee determines their compensation, taking into account the recommendations of our Chief Executive Officer who annually reviews the performance of the other executive officers and then presents to the Compensation Committee the conclusions reached and his recommendations for their compensation based on those reviews. The Compensation Committee can, and often does, exercise its discretion in determining whether to approve or modify any recommended compensation adjustments or equity awards. Decisions regarding any other forms of compensation provided to our executive officers that are not provided to all senior-level employees (for example, any executive-level health and welfare benefits, deferral plans and perquisites) are made by the Compensation Committee after taking into consideration the recommendations made by our Chief Executive Officer.

        The Compensation Committee has the authority to retain the services of independent counsel, consultants or other advisors, including an independent compensation consulting firm, in connection with its responsibilities in setting compensation for our executive officers. Additional information regarding the Compensation Committee's use of outside advisors may be found under the "Independent Compensation Consultant" section, which appears elsewhere in this proxy statement. Additional information concerning the compensation policies and objectives established by the Compensation Committee is included in the "Compensation Discussion and Analysis" section, which appears elsewhere in this proxy statement. The Compensation Committee Report for the 2014 fiscal year may be found in this proxy statement.

        Effective March 1, 2015, the Board created a new compensation subcommittee and appointed Mr. Coleman and Mr. Miller as the initial members of the subcommittee. The compensation subcommittee has the authority to approve the grant of stock options and restricted stock units in connection with the hiring of new employees and promotion or performance-related awards to employees who are not executive officers. There are prescribed limits on the subcommittee's authority, including annual share limits.

        Secondary Compensation Committee.    The Board of Directors has delegated to the Secondary Compensation Committee of the Board the authority, concurrent with that of the Compensation Committee, to make discretionary awards under our equity incentive plan to employees other than our executive officers. For 2014, the Secondary Compensation Committee consisted of the individuals then serving as our Chief Executive Officer, Chairman of the Board, and Chairman of the Compensation Committee. Those individuals were Francis Lobo, Howard G. Phanstiel and Kenneth L. Coleman, respectively. The Secondary Compensation Committee held four meetings in 2014. The Secondary Compensation Committee was dissolved in March 2015.

Compensation Committee Interlocks and Insider Participation

        During 2014, Messrs. Armstong, Coleman, Holt and Miller and Dr. Scott served as members of the Compensation Committee. Mr. Miller joined the Compensation Committee in July 2014 in connection with his appointment to the Board of Directors. During 2014, Messrs. Coleman, Lobo and Phanstiel served as members of the Secondary Compensation Committee. None of the Compensation Committee members was employed by us at any time during 2014, and none has ever served or acted as one of our officers or employees or had any relationships requiring disclosure by the company under the SEC's rules requiring disclosure of certain relationships and related party transactions.

        None of our current executive officers has ever served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity (other than our subsidiaries) that has or has had one or more of its executive officers serve as a member of our Board of Directors or our Compensation Committee.

Independent Compensation Consultant

        The Compensation Committee has the authority to retain the services of an independent compensation consulting firm in connection with its responsibilities in setting the compensation for our executive officers. Pursuant to that authority, the Compensation Committee has historically engaged Frederic W. Cook & Co., Inc., a nationally-recognized, independent compensation consulting firm, to review the executive compensation programs and individual compensation arrangements for our executive officers. The independent consultant provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions regarding our executive officers and considering the recommendations of our Chief Executive Officer regarding the compensation of our other executive officers. All executive compensation services provided by the independent consultant are conducted under the direction or authority of the Compensation Committee. During 2014, Frederic W. Cook & Co., Inc. served solely as a consultant to the Compensation Committee and did not provide any services to management. Based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Rule 10C-1(b)(4) of the Exchange Act, and such other factors as were deemed relevant under the circumstances, the Compensation Committee determined that its relationship with Frederic W. Cook & Co., Inc., and the work of Frederic W. Cook & Co., Inc. on behalf of the Compensation Committee, did not raise any conflict of interest.

        In addition to the independent consultant, members of our human resources, legal and accounting departments support the Compensation Committee in its work. For additional information on the Compensation Committee's activities, its use of outside advisors and its consideration and determination of executive compensation, see the "Compensation Discussion and Analysis" section, which appears elsewhere in this proxy statement.

Director Compensation

        Cash Retainer Fees.    The following table sets forth the annual retainer fees earned by our non-employee directors during the 2014 fiscal year in connection with their service as a member of the Board of Directors as well as the additional annual retainer fees earned in connection with their service as a member or Chair of a Committee of the Board. Our non-employee directors also receive $1,000 for each Board or Committee meeting attended.

Board or Committee	Annual Retainer Fee
Chairman of the Board of Directors	$100,000
Member of the Board of Directors	$32,000
Audit Committee:
• Chair	$20,000
• Member	$10,000
Compensation Committee:
• Chair	$16,500
• Member	$10,000
Nominating and Corporate Governance Committee:
• Chair	$12,500
• Member	$7,500

        The independent Chairperson of the Board receives an annual retainer fee in the aggregate amount of $100,000, of which $75,000 will be payable in cash and $25,000 will be payable in the form of an automatic grant of restricted stock units covering shares of the Company's common stock, made on January 2 of each year. For the portion of the 2013 calendar year for which the independent Chairperson served in that position, the restricted stock unit award granted in January 2014 included an additional number of shares of the Company's common stock with an aggregate value of $25,000, prorated through the end of the fourth quarter of 2013. Each such restricted stock unit will vest in full upon the non-executive Chairperson's completion of one year of service measured from the grant date, subject to the terms of the grant agreement.

        Equity Awards.    Under our 2010 Incentive Compensation Plan, as amended and restated as of June 13, 2013 (the "2010 Incentive Compensation Plan"), non-employee directors may receive option grants, restricted stock or restricted stock unit awards and other equity incentives in connection with their service on the Board.

        Effective as of January 2, 2014, the Board made a restricted stock unit award with a grant-date fair value of $29,158 to Howard G. Phanstiel. This award constituted the equity award component of the annual retainer fee for the independent Chairperson of the Board, which has an aggregate value of $25,000 based on the per-share closing price of the common stock on January 2, 2014. This award also included the pro-rated portion of the 2013 annual retainer fee payable to Mr. Phanstiel, which totaled $4,167. The number of shares of our common stock subject to the restricted stock unit award was determined by dividing $29,167 by the $13.60 fair market value per share of our common stock on the effective date of the award. As a result, Mr. Phanstiel received a restricted stock unit award covering 2,144 shares of our common stock. The shares subject to those units vested and became issuable upon Mr. Phanstiel's continuation in Board service through January 2, 2015. However, had Mr. Phanstiel voluntarily ceased such Board service prior to such vesting date, then he would have vested in the number of shares of our common stock in which he would have been vested as of the termination date had such units vested in successive equal monthly installments between January 2, 2014, the vesting commencement date, and January 2, 2015, the scheduled vesting date, and the remaining units would have been canceled. In the event of a change in control, the shares subject to the units would have vested in full and become immediately issuable.

        Effective as of March 6, 2014, the Board made a restricted stock unit award with a grant-date fair value of $119,993 to each non-employee director. The number of shares of our common stock covered by each such restricted stock unit award was determined by dividing $120,000 by $11.23, which represents the fair market value per share of our common stock on the effective date of the award. As a result, each such director received a restricted stock unit award covering 10,685 shares of our common stock. The shares subject to those units vested and became issuable upon the non-employee director's continuation in Board service through February 15, 2015. However, had the director voluntarily ceased Board service prior to the vesting of such units, then that director would have vested in the number of shares of our common stock in which he or she would have been vested as of such termination date had the units vested in successive equal monthly installments between February 15, 2014, the vesting commencement date, and February 15, 2015, the scheduled vesting date, and the remaining units would have been canceled. In the event of a change in control, the shares subject to the units would have vested in full and become immediately issuable.

        Effective as of August 15, 2014, the Board made a restricted stock unit award with a grant-date fair value of $59,991 to Andrew Miller. This award was granted in connection with Mr. Miller's appointment to the Board on July 16, 2014. The number of shares of our common stock subject to the restricted stock unit award was determined by dividing $60,000 by the $12.71 fair market value per share of our common stock on the effective date of the award. As a result, Mr. Miller received a restricted stock unit award covering 4,720 shares of our common stock. The shares subject to those units vested and became issuable upon Mr. Miller's continuation in Board service through February 15,

2015. However, had Mr. Miller voluntarily ceased such Board service prior to such vesting date, then he would have vested in the number of shares of our common stock in which he would have been vested as of the termination date had such units vested in successive equal monthly installments between August 15, 2014, the vesting commencement date, and February 15, 2015, the scheduled vesting date, and the remaining units would have been canceled. In the event of a change in control, the shares subject to the units would have vested in full and become immediately issuable.

        Effective as of January 2, 2015, the Board made a restricted stock unit award with a grant-date fair value of $24,988 to Howard G. Phanstiel. This award constituted the equity award component of the annual retainer fee for the independent Chairperson of the Board, which has an aggregate value of $25,000 based on the per-share closing price of the common stock on January 2, 2015. The number of shares of our common stock subject to the restricted stock unit award was determined by dividing $25,000 by the $14.69 fair market value per share of our common stock on the effective date of the award. As a result, Mr. Phanstiel received a restricted stock unit award covering 1,701 shares of our common stock. The shares subject to those units will vest and become issuable upon his continuation in Board service through January 2, 2016. However, should Mr. Phanstiel voluntarily cease such Board service prior to such vesting date, then he will vest in the number of shares of our common stock in which he would have been vested as of the termination date had such units vested in successive equal monthly installments between January 2, 2015, the vesting commencement date, and January 2, 2016, the scheduled vesting date, and the remaining units will be canceled. In the event of a change in control, the shares subject to the units will vest in full and become immediately issuable.

        Effective as of February 23, 2015, the Board made a restricted stock unit award with a grant-date fair value of $29,986 to each non-employee director. The number of shares of our common stock subject to each such restricted stock unit award was determined by dividing $30,000 by $15.26, which represents the fair market value per share of our common stock on the effective date of the award. As a result, each of our non-employee directors received a restricted stock unit award covering 1,965 shares of our common stock. The shares subject to those units will vest and become issuable in full on the date of the annual stockholder meeting (June 5, 2015), upon the non-employee director's continuation in Board service through such date. However, should the director voluntarily cease such Board service prior to such vesting date, then that director will vest in the number of shares of our common stock in which he or she would have been vested as of the termination date had such units vested in successive equal monthly installments between February 15, 2015, the vesting commencement date, and June 5, 2015, the scheduled vesting date, and the remaining units will be canceled. In the event of a change in control, the shares subject to the units will vest in full and become immediately issuable.

        The company anticipates that, at the first Board meeting following the annual meeting, the Board will approve a grant of restricted stock units for the company's non-employee directors in the amount of $120,000. We anticipate that the restricted stock units will vest in full on the date of the 2016 annual meeting of stockholders, and that the Board will follow a consistent approach of making annual award grants to our non-employee directors on the date of the first Board meeting following future annual meetings of stockholders.

 Director Summary Compensation Table

        The following table provides certain summary information concerning the compensation earned by our non-employee directors for their service on our Board and its committees for the year ended December 31, 2014.

Name(1)	Fees Earned in Cash(2)	Stock Awards(3)	Total(4)
James T. Armstrong	$90,500	$119,993	$210,493
Robert Berglass	$81,500	$119,993	$201,493
Kenneth L. Coleman	$93,000	$119,993	$212,993
Dennis Holt	$82,500	$119,993	$202,493
Andrew Miller	$41,000	$59,991	$100,991
Howard G. Phanstiel	$131,000	$149,151	$280,151
Carol A. Scott	$89,500	$119,993	$209,493

(1)
Mr. Lobo is not included in this table because, as our employee, he did not earn any additional compensation for his services as a director. The compensation earned by Mr. Lobo as our employee is shown in the Summary Compensation Table, which appears elsewhere in this proxy statement.

(2)
Fees earned in cash for the year ended December 31, 2014 consisted of the following:

Name	Board Annual Retainer Fee	Fees Earned as Chair or Member of one or more Board Committees	Fees for Meetings Attended	Fees Earned in Cash
James T. Armstrong	$32,000	$27,500	$31,000	$90,500
Robert Berglass	$32,000	$17,500	$32,000	$81,500
Kenneth L. Coleman	$32,000	$24,000	$37,000	$93,000
Dennis Holt	$32,000	$17,500	$33,000	$82,500
Andrew Miller	$16,000	$10,000	$15,000	$41,000
Howard G. Phanstiel	$75,000	$20,000	$36,000	$131,000
Carol A. Scott	$32,000	$22,500	$35,000	$89,500
(3)
Effective as of January 2, 2014, Mr. Phanstiel, a non-employee director, was awarded restricted stock units covering 2,144 shares of our common stock. Effective as of March 6, 2014, each non-employee director was awarded restricted stock units covering 10,685 shares of our common stock. Effective as of August 15, 2014, Mr. Miller, a non-employee director, was awarded restricted stock units covering 4,720 shares of our common stock. Each unit provided each such director with the right to receive one share of our common stock upon the vesting of that unit. The amount reported in this column represents the grant-date fair value of each such restricted stock unit award, calculated in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation ("ASC 718"), and does not take into account any estimated forfeitures related to the service-based vesting condition in effect for the award. For information regarding assumptions underlying the ASC 718 valuation of our equity awards, see Note 8 of the consolidated financial statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(4)
The non-employee directors hold restricted stock units, which contain dividend equivalent rights. Pursuant to those rights, each non-employee director will receive, as dividends or other distributions are declared and paid on the outstanding shares of our common stock, an additional payment equal to each dividend or distribution, which would have been paid on the shares of common stock underlying those units had such shares been issued and outstanding at the time that such dividend or distribution was made to our stockholders. The payment will be made in the same form and at the same time as the actual dividend or distribution is made to the stockholders. The ASC 718 value of restricted stock unit awards made to the non-employee directors takes the dividend equivalent rights into consideration, and the amounts received by the non-employee directors pursuant to those rights are not included in the table as part of their compensation for the 2014 fiscal year. No cash payments pursuant to these dividend equivalent rights were paid during the year ended December 31, 2014 because no dividend or distribution was made to our stockholders.

        The following table shows the number of shares of our common stock subject to outstanding restricted stock units and stock options, which each of our non-employee directors held as of December 31, 2014.

Name	Aggregate Number of Shares Subject to RSUs	Aggregate Number of Shares Subject to Options
James T. Armstrong	10,685	—
Robert Berglass	10,685	—
Kenneth L. Coleman	10,685	—
Dennis Holt	10,685	—
Andrew Miller	4,720	—
Howard G. Phanstiel	12,829	—
Carol A. Scott	10,685	—

Vote Required

        The Board of Directors adopted a majority vote standard for the election of directors commencing with the 2014 annual meeting of stockholders. Under this standard, in an uncontested election, the vote of a majority of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required to elect each of the three director nominees to serve on our Board of Directors for a term of office to expire at the third annual meeting of stockholders following their election, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Under the majority vote standard, in order to be elected to the Board of Directors in an uncontested election, a nominee must receive a greater number of votes cast "for" that nominee than the number of votes cast "against" that nominee. Our bylaws retain plurality voting for contested elections.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the election of the Board of Directors nominees listed above.

 PROPOSAL TWO: RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2014, to serve in the same capacity for the fiscal year ending December 31, 2015, and is asking the stockholders to ratify this appointment. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee may reconsider its selection.

Principal Accountant Fees and Services

        The aggregate fees billed by PricewaterhouseCoopers LLP for the professional services described below for the periods presented were as follows (in thousands):

	Year Ended December 31,
	2014	2013
Audit Fees(1)	$2,488	$2,276
Audit-Related Fees(2)	—	563
Tax Fees(3)	6	67
All Other Fees(4)	9	11

Total	$2,503	$2,917

(1)
Represents fees incurred for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim condensed consolidated financial statements, as well as fees incurred for audit services that are normally provided by PricewaterhouseCoopers LLP in connection with other statutory or regulatory filings or engagements.

(2)
Represents fees incurred for assurance and related services that are normally performed by PricewaterhouseCoopers LLP, are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." During 2013, audit-related fees included audit and consulting fees related to the FTD Spin-Off Transaction.

(3)
Represents fees primarily incurred in connection with domestic and international tax compliance and consulting services.

(4)
Fees for other professional services were related to accessing PricewaterhouseCoopers LLP's online research databases.

Determination of Independence

        The Audit Committee of the Board of Directors has determined that the provision by PricewaterhouseCoopers LLP of the services covered under the heading "All Other Fees" above is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non- Audit Services

        Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. In 2003, the Audit Committee adopted a policy requiring the pre-approval of all services to be provided by our independent registered public accounting firm. Any proposed services exceeding previously pre-approved cost parameters will also require specific pre-approval. The

Audit Committee has delegated to its Chair the authority to evaluate and approve service engagements on behalf of the full Audit Committee in the event a need arises for specific pre-approval between Audit Committee meetings. All of the audit, audit-related, tax services, and all other fees for services provided by our independent registered public accounting firm for the 2013 and 2014 fiscal years were approved by the Audit Committee in accordance with the foregoing procedures.

Vote Required

        The affirmative vote of the majority of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

 PROPOSAL THREE: ADVISORY VOTE ON COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010, our stockholders are entitled to vote at the annual meeting to approve the compensation of the named executive officers, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. However, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us, our Board of Directors or the Compensation Committee of the Board. The advisory vote is not intended to address any specific item of compensation, but rather the overall compensation provided to the named executive officers and the executive compensation policies, practices and programs described in this proxy statement. We will conduct such an advisory vote on an annual basis in accordance with the stockholder advisory vote at the 2011 annual meeting as to the frequency at which such advisory votes on executive officer compensation should be conducted.

        Although the vote is non-binding, our Board of Directors and the Compensation Committee of the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.

        The Compensation Committee has designed our executive officer compensation to reward our executive officers for the achievement of short-term and long-term strategic and operational results that are intended to increase or sustain total stockholder return while at the same time avoiding the encouragement of unnecessary or excessive risk taking. The key elements of the compensation programs that were in effect during the 2014 fiscal year for our named executive officers are described in detail in the "Compensation Discussion and Analysis" section, which appears elsewhere in this proxy statement. Those key elements may be summarized as follows:

  •
  Executive officer compensation for such year continued to comprise three primary components: (i) base salary that is designed to be competitive and provide a level of economic security each year, (ii) an annual bonus opportunity with the target level set at a specified percentage of base salary and with the actual payment based on our attainment of certain specified corporate performance goals and the executive officer's attainment of certain specified individual performance goals and (iii) long-term equity incentive awards designed to align the interests of our executive officers with those of our stockholders.

  •
  For 2014, the Compensation Committee limited increases in base salary and determined not to increase the base salary of our named executive officers, other than Robert J. Taragan and Harold A. Zeitz, who each received $15,000 increases, and Michelle D. Stalick, who received a $30,000 increase in connection with her March 2014 promotion to the position of Chief Accounting Officer.

  •
  The Compensation Committee maintains a cash bonus program under which executive officers are eligible to earn a bonus based on objective financial performance of the company. For 2014, the Compensation Committee added a set of individual performance goals to our management bonus plan in order to help to measure and reward individual contributions to the overall success of the business. Corporate performance goals are set at rigorous levels to encourage our executive officers to achieve results that drive stockholder value. Bonus payments are capped at a specific dollar amount and percentage of base salary for each executive officer.

  •
  A significant component of our executive officer compensation program is long-term equity incentive awards. These awards contribute to our pay-for-performance objective in that their value is tied directly to the performance of our common stock. For 2014, given the importance of transforming United Online, Inc. into a technology growth company and securing the services of new senior management, the Compensation Committee determined to award long-term equity incentives in the form of restricted stock units and stock options to our named executive officers as an employment retention tool during a period of critical transformation. As a result of hiring several new named executive officers during our transformation process, many of our 2014 equity awards to our named executive officers, including the award to our Chief Executive Officer, were special awards intended to induce those individuals to join our company and serve to motivate them to continue to grow our business over the long-term.

  •
  We continued our policy of not providing any significant perquisites to our executive officers. We also did not provide any non-qualified deferred compensation arrangements or supplemental executive retirement plans. Wealth-accumulation opportunities for our named executive officers continued to be provided primarily through long-term equity incentive awards, thereby aligning their interests with those of our stockholders.

  •
  For purposes of setting compensation for 2014, the Compensation Committee engaged an independent compensation consultant and conducted an annual assessment of executive compensation, including developing a new peer group and reviewing competitive market and peer company data prepared by the Compensation Committee's independent compensation consultant to ensure that we provide competitive compensation packages to attract, retain and incentivize our executive officers to achieve success for our company and our stockholders.

Resolution

        Our stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of the named executive officers in this proxy statement:

        "Resolved, that the company's stockholders hereby approve the compensation paid to the company's executive officers named in the Summary Compensation Table of this proxy statement, as that compensation is disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion included in this proxy statement."

Vote Required

        The affirmative vote of the majority of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required to approve the resolution to approve the compensation of the named executive officers as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act.

Recommendation of the Board of Directors

        Our Board of Directors recommends an advisory vote FOR the resolution to approve the compensation of the named executive officers as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of such resolution.

OTHER MATTERS

        We do not know of any matters to be presented at the 2015 annual meeting of stockholders other than those mentioned in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.

 OWNERSHIP OF SECURITIES

        The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 10, 2015 by (i) each of our directors and nominees for director, (ii) each named executive officer (as listed in the Summary Compensation Table, which appears later in this proxy statement), (iii) each person who, to our knowledge, beneficially owns 5% or more of the outstanding shares of our common stock, and (iv) all current directors and executive officers as a group. Except for shares of our common stock held in brokerage accounts which may, from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficial Ownership(1)
Directors and Named Executive Officers:
Francis Lobo(2)	141,901	*
Edward K. Zinser	—	*
Gail H. Shulman(3)	77,024	*
Michelle D. Stalick(4)	7,980	*
Robert J. Taragan	—	*
Kesa L. Tsuda	—	*
James T. Armstrong(5)	25,418	*
Robert Berglass(6)	17,239	*
Kenneth L. Coleman(7)	31,210	*
Kenneth D. Denman	—	*
Dennis Holt(8)	18,954	*
Andrew Miller(9)	6,685	*
Howard G. Phanstiel(10)	36,692	*
Carol A. Scott(11)	4,432	*
Former CFO:
Neil P. Edwards	—	*
Former Named Executive Officer:
Harold A. Zeitz	—	*
All current directors and executive officers as a group (12 persons)(12)	366,163	2.5%
5% Stockholders Not Listed Above:
Dimensional Fund Advisors LP(13)	1,193,499	8.2%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Based on 14,582,050 shares of our common stock outstanding as of April 10, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options and warrants, which are currently exercisable or will become exercisable within 60 days after April 10, 2015 and shares issuable within 60 days after April 10, 2015 pursuant to outstanding restricted stock units awarded under our stock incentive plans, are deemed outstanding for computing the percentage ownership of the person or entity holding such securities but are not outstanding for computing the percentage ownership of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367.

(2)
Includes (i) 47,957 shares owned by Mr. Lobo and (ii) 93,944 shares subject to options which are currently exercisable or which will become exercisable within 60 days after April 10, 2015.

(3)
Includes (i) 10,776 shares owned by Ms. Shulman and (ii) 66,248 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 10, 2015.

(4)
Represents 7,980 shares of our common stock subject to options awarded to Ms. Stalick which are currently exercisable or which will become exercisable within 60 days after April 10, 2015.

(5)
Includes (i) 23,453 shares of our common stock owned by Mr. Armstrong and (ii) 1,965 restricted stock units which will become issuable within 60 days after April 10, 2015. Mr. Armstrong has shared voting and investment power over the shares of our common stock reflected in the table and disclaims beneficial interest of such shares of our common stock except to the extent of his beneficial ownership in Clearstone Venture Management Services.

(6)
Includes (i) 14,846 shares of our common stock owned by Mr. Berglass; (ii) 428 shares held by the 1998 Robert H. Berglass Living Trust dated July 8, 1998, over which Mr. Berglass exercises voting power, as trustee; and (iii) 1,965 restricted stock units which will become issuable within 60 days after April 10, 2015.

(7)
Includes (i) 29,245 shares of our common stock owned by Mr. Coleman and (ii) 1,965 restricted stock units which will become issuable within 60 days after April 10, 2015.

(8)
Includes (i) 16,989 shares of our common stock owned by Mr. Holt and (ii) 1,965 restricted stock units which will become issuable within 60 days after April 10, 2015.

(9)
Includes (i) 4,720 shares of our common stock owned by Mr. Miller and (ii) 1,965 restricted stock units which will become issuable within 60 days after April 10, 2015.

(10)
Includes (i) 34,019 shares of our common stock owned by Mr. Phanstiel; (ii) 1,965 restricted stock units which will become issuable within 60 days after April 10, 2015; and (iii) 708 restricted stock units which will become issuable within 60 days after April 10, 2015 if the director were to cease Board service on the 60th day of that period.

(11)
Includes (i) 2,467 shares of our common stock owned by Dr. Scott and (ii) 1,965 restricted stock units which will become issuable within 60 days after April 10, 2015.

(12)
Includes (i) 186,509 shares of our common stock owned by the directors and executive officers; (ii) 165,191 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 10, 2015; (iii) 13,755 restricted stock units which will become issuable within 60 days after April 10, 2015; and (iv) 708 restricted stock units which will become issuable within 60 days after April 10, 2015 if the director were to cease Board service on the 60th day of that period.

(13)
This information is derived solely from the Schedule 13G/A of Dimensional Fund Advisors LP, filed February 5, 2015. The Schedule 13G/A reported that, as of December 31, 2014, Dimensional Fund Advisors LP had sole voting power with respect to 1,146,578 of the reported shares and sole dispositive power with respect to all of the reported shares. The Schedule 13G/A also reported that Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). It further provided that the reported shares are owned by the Funds, and Dimensional Fund Advisors LP and its subsidiaries disclaim beneficial ownership thereof. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

        The following table shows the number of shares of our common stock that are subject to outstanding restricted stock units held by our executive officers as of April 10, 2015 but that are not otherwise scheduled to vest and become issuable within the 60-day period measured from April 10, 2015. Each restricted stock unit entitles the executive officer to one share of common stock at the time of vesting. The restricted stock units generally vest over a one-to three-year period of continued service with us. The following table also shows the number of shares of our common stock that are subject to outstanding options held by our executive officers as of April 10, 2015 but that are not otherwise scheduled to vest and become exercisable and issuable within the 60-day period measured from April 10, 2015. The options generally vest over a three-year period of continued service with us.

Executive Officer	Aggregate Number of Shares Subject to RSUs	Aggregate Number of Shares Subject to Options
Francis Lobo	117,201	159,056
Edward K. Zinser	55,841	185,000
Shahir Fakiri	21,914	28,500
Gail H. Shulman	47,682	127,752
Kesa L. Tsuda	14,335	42,000

 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

        The following table sets forth certain information regarding all our executive officers as of April 10, 2015:

Name	Age	Positions
Francis Lobo	39	President and Chief Executive Officer
Edward K. Zinser	57	Executive Vice President and Chief Financial Officer
Shahir Fakiri	39	Senior Vice President and General Manager, Communications and MyPoints
Gail H. Shulman	53	Executive Vice President, General Counsel and Secretary
Kesa L. Tsuda	56	Senior Vice President and Chief People Officer

        The following is a brief description of the capacities in which each of the executive officers has served during the past five or more years. The biography for Mr. Lobo appears earlier in this proxy statement under the heading "Proposal One: Election of Directors".

        Edward K. Zinser has been our Executive Vice President and Chief Financial Officer since May 2014. Prior to joining United Online, Mr. Zinser served as Chief Financial Officer of Boingo Wireless, Inc., a leading WiFi software and services provider, from January 2008 until November 2012. Prior to that, from April 2004 to November 2007, Mr. Zinser was Executive Vice President and Chief Financial Officer of THQ, Inc., a worldwide publisher of interactive entertainment software, and prior to that, from May 2001 to February 2004, he was Executive Vice President and Chief Financial Officer of Vivendi Universal Games, Inc., a global publisher of entertainment and education software. Mr. Zinser also has served as President and Chief Operating Officer of Styleclick, Inc., Senior Vice President and Chief Financial Officer of Internet Shopping Network LLC, Executive Vice President and Chief Financial Officer of Chromium Graphics, Inc. and in senior financial positions with The Walt Disney Company. He is a member of the board of directors and chairman of the audit committee of Universal Electronics, Inc. Mr. Zinser received his B.S. from Fairfield University and his M.B.A. from the University of Chicago Graduate School of Business.

        Shahir Fakiri has been our Senior Vice President and General Manager, Communications and MyPoints since March 2015. Prior to that, he served as the Senior Vice President, General Manager of MyPoints.com, Inc., a company subsidiary and loyalty marketing service provider, from January 2014 to March 2015, and before that, as Senior Vice President, Chief Marketing Officer of MyPoints.com, Inc. from July 2013 to December 2013. Prior to that, he held the position of Chief Executive Officer of Line2, Inc., a VoIP application provider that enables mobile devices to manage two separate phone lines on the same device, from June 2011 to July 2013. Prior to his position at Line2, Inc., Mr. Fakiri was Vice President of Consumer Marketing for MyPoints.com, Inc., serving in this capacity from September 2006 until June 2011.

        Gail H. Shulman has been our Executive Vice President, General Counsel and Secretary since January 2014. Prior to that, she was most recently General Counsel for MIPS Technologies, Inc., and served in a variety of roles in the legal department from November 1999 to February 2013. Before joining MIPS Technologies, Ms. Shulman established the legal department of Axil Computer, a subsidiary of Hyundai Electronics. Prior to that, she worked for Thelen, Reid, Brown, Raysman & Steiner for more than seven years, where she specialized in corporate matters, licensing and mergers and acquisitions. Ms. Shulman received her J.D. from the University of California, Hastings College of the Law, and her B.A. from the University of California, San Diego. On April 17, 2015, Ms. Shulman notified the company that she would be departing from the company and resigning from her position as

Executive Vice President, General Counsel and Secretary. The company anticipates that Ms. Shulman will depart in the second quarter of 2015, on a date to be determined.

        Kesa L. Tsuda has been our Senior Vice President and Chief People Officer since June 2014. Prior to joining United Online, Ms. Tsuda served as the Chief People Officer for Exponential Interactive from July 2011 to September 2013, helping the company establish people operations globally. Prior to Exponential, Kesa was Senior Vice President, Worldwide Human Resources for Sony Pictures Entertainment from January 2007 until January 2010. Kesa previously served as Vice President of Human Resources with Idealab, Aspen Marketing, Launch Media and Universal Pictures. In addition, she has held business operations and financial planning leadership roles with Comcast and NBC. Ms. Tsuda has a B.A. degree in Economics from UCLA and holds certifications with SHRM and World at Work.

 COMPENSATION DISCUSSION AND ANALYSIS

Our Named Executive Officers

        This section explains our executive compensation program as it relates to our named executive officers for 2014, as defined by SEC rules. Our named executive officers for 2014 are:

Name	Position
Francis Lobo	President and Chief Executive Officer (from November 2013)
Edward K. Zinser	Executive Vice President and Chief Financial Officer (from May 2014)
Gail H. Shulman	Executive Vice President, General Counsel and Secretary (from January 2014)
Michelle D. Stalick	Interim Chief Financial Officer (from March 2014 - May 2014); Senior Vice President and Chief Accounting Officer (from March 2014)
Robert J. Taragan	Former President, Communications Segment (terminated February 2015)
Kesa Tsuda	Senior Vice President and Chief People Officer (from June 2014)
Neil P. Edwards	Former Executive Vice President and Chief Financial Officer (terminated March 2014)
Harold A. Zeitz	Former President, Classmates, Inc. (terminated May 2014)

Overview of 2014

Leadership Transition

        2014 was a year of transformation for us. As a result of our continuing efforts to transform our businesses, several of our named executive officers, including our Chief Financial Officer, General Counsel and Chief People Officer, as well as the peer group used by the Compensation Committee of our Board of Directors for relative compensation comparisons, changed. Most of the compensation decisions made in respect of 2014 were in support of these efforts and the leadership transition.

  •
  In November 2013, we consummated the separation of our company into two independent, publicly-traded companies: United Online, Inc., which continues to operate the businesses of our Content & Media and Communications segments, and FTD Companies, Inc. ("FTD"), which includes the domestic and international operations of our former FTD segment (the "FTD Spin-Off Transaction"). We then began a multi-year process of transforming United Online, Inc. into a technology growth company under new senior leadership, which process continued in 2014.

  •
  Immediately following the consummation of the FTD Spin-Off Transaction, Francis Lobo was appointed our new Chief Executive Officer. Mr. Lobo continued to serve as our Chief Executive Officer for 2014 and, as a result, is a named executive officer for such year.

  •
  Neil P. Edwards, our former Chief Financial Officer, terminated his employment with the company in March 2014. Michelle D. Stalick, our Chief Accounting Officer, served as Interim Chief Financial Officer from March 2014 until May 2014. In May 2014, Edward K. Zinser was appointed our new Chief Financial Officer. Accordingly, Mr. Edwards, Ms. Stalick and Mr. Zinser all served as our Chief Financial Officer during 2014 and, as a result, all are named executive officers for such year.

  •
  Robert J. Taragan, the former President of our Communications segment, terminated his employment with us in February 2015, but was a named executive officer for 2014 as a result of his compensation in 2014.

  •
  Gail H. Shulman, our General Counsel, joined the company in January 2014 and Kesa Tsuda, our Chief People Officer, joined the company in June 2014. Based on their compensation in 2014, Ms. Shulman and Ms. Tsuda are named executive officers for 2014.

  •
  The employment of Harold A. Zeitz, the former President of Classmates, Inc., terminated in May 2014. However, Mr. Zeitz is considered a named executive officer for 2014 under applicable securities laws as a result of his compensation in 2014.

        As discussed in greater detail below, the compensation program established by the company in 2015 reflects a more typical annual compensation cycle, without distortion from externally recruiting an entire new senior management team following the FTD Spin-Off Transaction.

2014 Advisory Vote Regarding Executive Compensation Program

        At the 2014 annual meeting of stockholders, our stockholders were presented with an opportunity to vote, on an advisory basis, to approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure contained in the proxy statement issued with respect to that meeting. The stockholder votes for the proposal were as following: 7,669,920 for; 2,856,762 against; and 132,078 abstentions. There were also 1,802,926 broker non-votes with respect to the proposal.

        As part of our continuing efforts to transform our businesses and bring in a new leadership team, the Compensation Committee reviews and considers our executive compensation programs, and values the feedback of our stockholders.

2014 Compensation Program

        The Compensation Committee of our Board of Directors is responsible for establishing and implementing the compensation philosophy for our executive officers. The overarching principle of our executive compensation program is to reward our executive officers in a manner that supports a strong pay-for-performance philosophy while maintaining an overall level of compensation that the Compensation Committee believes is fair and reasonable to our executive officers and responsible to our stockholders.

        The principal features of our 2014 compensation program were as follows:

  •
  Executive officer compensation continued to comprise three primary components: (i) base salary that is designed to be competitive and provide a level of economic security each year; (ii) an annual bonus opportunity with the target level set at a specified percentage of base salary and with the actual payment based on attainment of certain specified corporate performance goals and individual performance goals; and (iii) long-term equity incentive awards designed to align the interests of our executive officers with those of our stockholders. In many cases, the 2014 equity awards reflect a new-hire equity award that is materially greater than a similar annual equity award would be in order to recruit talented outside executives.

  •
  We structure a significant percentage of each executive officer's total direct compensation (consisting of base salary, target bonus opportunity and equity awards) to be "at-risk" by being linked to our performance. In 2014, approximately 82% of our Chief Executive Officer's compensation was performance-based (consisting of target bonus and equity award grants).

  •
  The Compensation Committee limited increases in base salary and determined not to increase the base salary of our named executive officers, other than Robert J. Taragan and Harold A. Zeitz, who each received $15,000 increases, and Michelle D. Stalick, who received a $30,000 increase in connection with her March 2014 promotion to the position of Chief Accounting Officer.

  •
  A significant component of our executive officer compensation program is long-term equity incentive awards. These awards contribute to our pay-for-performance objective in that their value is tied directly to the performance of our common stock. For 2014, given the importance of transforming United Online, Inc. into a technology growth company and securing the services of new senior management, the Compensation Committee determined to award long-term equity incentives in the form of restricted stock units and stock options to our named executive officers as an employment retention tool during a period of critical transformation. As a result of hiring several new named executive officers during our transformation process, many of our 2014 equity awards to our named executive officers, including the award to our Chief Executive Officer, were special awards intended to induce those individuals to join our company and serve to motivate them to continue to grow our business over the long-term.

  •
  The Compensation Committee maintains a cash bonus program under which executive officers are eligible to earn a bonus based on objective financial performance of the company. For 2014, the Compensation Committee added a set of individual performance goals to our management bonus plan in order to help to measure and reward individual contributions to the overall success of the business. Corporate performance goals are set at rigorous levels to encourage our executive officers to achieve results that drive stockholder value. Bonus payments are capped at a specific dollar amount and percentage of base salary for each executive officer.

  •
  We continued our policy of not providing any significant perquisites to our executive officers. We also did not provide any non-qualified deferred compensation arrangements or supplemental executive retirement plans. Wealth-accumulation opportunities for our named executive officers continued to be provided primarily through long-term equity incentive awards, thereby aligning their interests with those of our stockholders.

  •
  For purposes of setting compensation for 2014, the Compensation Committee engaged an independent compensation consultant and conducted an annual assessment of executive compensation, including developing a new peer group and reviewing competitive market and peer company data prepared by the Compensation Committee's independent compensation consultant to ensure that we provide competitive compensation packages to attract, retain and incentivize our executive officers to achieve success for our company and our stockholders.

Executive Officer Compensation Program

        The discussion that follows elaborates on our compensation philosophy, the decision-making process governing the compensation of our executive officers, the components of their compensation program, and the specific items of compensation paid to our named executive officers for 2014.

General Philosophy

        The Compensation Committee targets the total direct compensation (base salary, annual target bonus and the grant-date fair value of equity awards) of our executive officers at a level designed to attract outstanding talent capable of managing and operating large and complex organizations such as ours and to retain such talent over the long term. The executive management group, which comprises primarily new executive officers, is believed to be a contributing factor to our success and our ability to create and sustain stockholder value. The Compensation Committee does not set the compensation of our executive officers based on a specific target compensation percentile relative to our peer group, and the market compensation and performance data are used by us as only one reference point taken into account in making compensation decisions. However, we generally believe that reviewing and analyzing this information, in addition to considering the Company's internal compensation relationships, expected individual contribution, and past performance, is an important component of our executive compensation decision-making process.

        Our executive officers are compensated primarily through a combination of base salaries, annual bonus opportunities in the form of cash, and long-term equity incentives primarily in the form of restricted stock unit awards and stock options tied to multi-year, service-based vesting schedules. The

Compensation Committee evaluates both competitive market data and individual performance to ensure that we maintain our ability to attract and retain superior executive officers in key positions. The Compensation Committee believes that the most effective way to align management's incentives with the long-term interests of our stockholders is to tie a significant portion of executive officer compensation to the achievement of strategic goals and the appreciation in the value of our common stock, with the ultimate objective of creating and sustaining stockholder value.

Compensation Setting Process

Role of Compensation Committee

        As discussed earlier in the proxy statement under the "Compensation Committee" section, our executive officer compensation program is overseen and administered by the Compensation Committee, which consists entirely of "independent" directors as determined in accordance with Rule 5605(a)(2) of the Nasdaq Marketplace Rules. The Compensation Committee's objective is to ensure that the total compensation paid to our executive officers, including the named executive officers, is fair, reasonable and competitive. The Compensation Committee reviews and approves the total compensation, as well as each compensation element, for our executive officers. Generally, the compensation and benefits provided to the named executive officers are structured similarly to those provided to our other executive officers. The Compensation Committee makes all decisions regarding the compensation of our Chief Executive Officer, although the Compensation Committee may, in its discretion, request the concurrence or approval of such decisions by a majority of the independent members of our Board of Directors. The Compensation Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually and revised, as appropriate.

Role of Management

        The Compensation Committee makes all decisions with respect to our Chief Executive Officer's compensation. With respect to all other executive officers, the Compensation Committee determines their compensation, taking into account the recommendations of our Chief Executive Officer, who provides the Compensation Committee with an annual performance review of the other executive officers and his recommendations for their compensation based on those reviews. Our Chief Executive Officer also works with the Compensation Committee to determine the performance targets for our annual management bonus plans. Notwithstanding the recommendations of our Chief Executive Officer, all decisions with respect to the compensation of our executive officers are ultimately made by the Compensation Committee in its sole discretion.

        Decisions regarding whether to provide executive officers with any other forms of compensation that are not provided to all senior-level employees (for example, any executive-level health and welfare benefits, deferral plans or perquisites) are made by the Compensation Committee after taking into consideration the recommendations made by our Chief Executive Officer. Members of our human resources, legal and accounting departments also provide information, data and other support to the Compensation Committee.

Role of Independent Consultant

        The Compensation Committee has the authority to engage its own independent advisor to assist in carrying out its responsibilities. The Compensation Committee has historically engaged Frederic W. Cook & Co., Inc., a nationally recognized, independent compensation consulting firm (the "independent consultant") to review the executive officer compensation programs and individual compensation arrangements for our executive officers. The independent consultant reports directly to the Compensation Committee and does not perform any other work for our Board of Directors or for management other than advising on executive compensation matters. In addition, the independent consultant may confer with management from time to time for purposes of compiling information and answering questions in connection with projects assigned to such consultant by the Compensation Committee. In 2014, the Compensation Committee continued to engage the independent consultant to analyze executive officer compensation and to provide peer company data to assist the Compensation Committee in making executive compensation decisions. The Compensation Committee has evaluated the independence of the independent consultant and whether the independent consultant's work raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by the independent consultant; (ii) the amount of fees we paid to the independent consultant as a percentage of the independent consultant's total revenue; (iii) the independent consultant's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the independent consultant or the individual compensation advisors employed by it with an executive officer of our company; (v) any business or personal relationship of the individual compensation advisors with any member of the compensation committee; and (vi) any stock of our company owned by the independent consultant or the individual compensation advisors employed by it. Based on its analysis of the factors above, the Compensation Committee has determined that the work of the independent consultant and the individual compensation advisors employed by it as compensation consultants to us has not created any conflict of interest. Additional information regarding the Compensation Committee's use of outside advisors may be found under the heading "Independent Compensation Consultant" in this proxy statement.

Setting Executive Officer Compensation

        The Compensation Committee considers relevant pay practices and performance for a peer group of industry competitors when making compensation decisions. In particular, the Compensation Committee compares total direct compensation (i.e., base salary, annual performance-based incentive compensation and long-term equity incentives) and, where comparative information is available, each element of such total direct compensation against a peer group of publicly-traded companies with online, digital media or retail components to their businesses and revenue levels and market capitalization in a similar range as ours (the "Peer Group"). The Compensation Committee periodically reviews and updates the Peer Group, which consists of companies generally in online or retail businesses which we compete for talent and stockholder investment. The Peer Group is selected by the Compensation Committee with guidance from the independent consultant.

        For purposes of making executive officer compensation decisions following the consummation of the FTD Spin-Off Transaction (which occurred in the fourth quarter of 2013), the Compensation Committee reviewed compensation data compiled by the independent consultant for a peer group of publicly-traded Internet software and services companies with revenue levels and market capitalization in a similar range as ours following the FTD Spin-Off Transaction (the "2014 Peer Group"). The 2014 Peer Group comprises the following companies:

• Active Network	• Limelight Networks
• Blucora	• Marchex
• comScore	• Move
• Constant Contact	• Perficient
• Demand Media	• QuinStreet
• Dice Holdings	• RealNetworks
• Digital River	• Tech Target
• Internap Network Services	• XO Group
• IntraLinks Holdings

        Compensation data from the 2014 Peer Group was referenced when setting the compensation of our Chief Executive Officer, Mr. Lobo, as well as in setting compensation for our executive officers for 2014.

        In addition to the 2014 Peer Group, when setting the compensation of our Chief Executive Officer (at the time he was hired in 2013 and in determining the appropriate equity awards that he was granted in 2013 and 2014 as a hiring inducement), in order to understand the differences between compensation in the first years of employment and annual ongoing practices, the Compensation Committee also referenced a supplemental peer group of publicly-traded companies of comparable size that had recently hired a chief executive officer from outside the organization within the previous four years (the "New Hire Peer Group"). The New Hire Peer Group comprises the following companies:

• Blucora	• Limelight Networks
• Blue Coat Systems	• Merge Healthcare
• Cardtronics	• Mitel Networks
• Digital River	• Move
• Extreme Networks	• RealNetworks
• Inteliquent	• SeaChange International
• Internap Network Services	• Shoretel
• Intralink Holdings

        In September 2014, the Peer Group was reviewed again and changes were made to remove companies that were acquired or outside the objective size criteria, and to add similarly-sized publicly-traded Internet software and services companies in order to more closely align the peer group companies with the revenue and market cap size of the company (the "Revised Peer Group"). The Revised Peer Group comprises the following companies:

• Angie's List	• Marchex
• Autobytel	• Millennial Media
• Brightcove	• Move
• Cinedigm	• QAD
• Demand Media	• QuinStreet
• Dice Holdings	• RealNetworks
• Digital River	• Rosetta Stone
• Internap Network Services	• Tech Target
• IntraLinks Holdings	• Travelzoo
• Limelight Networks	• XO Group

Setting the Appropriate Pay Mix—Pay-for-Performance

        A significant percentage of each executive officer's total direct compensation is allocated to incentive compensation as a result of the pay-for-performance philosophy described above. The Compensation Committee does not utilize a pre-established policy or target for the allocation between cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews the competitive market data provided by the independent consultant and uses it as context when considering named executive officer compensation changes. Named executive officer compensation is ultimately tied to internally relative role, contribution, performance, and competencies, rather than to the market data reviewed as a data point during the decision-making process.

        The following table reflects the percentage of total direct compensation targeted for each named executive officer for 2014 that was "at risk" as a result of being either (i) an annual target cash bonus opportunity, which results in compensation only upon the attainment of specific financial goals and individual performance goals, or (ii) long-term equity incentive awards, the value of which is dependent on our stock price and requires that our executive officer remain in service with us over multiple years. The specific financial goals relating to the cash bonus awards are described in detail below, under the heading "2014 Management Bonus Plan". The base salaries and target cash bonus amounts for named executive officers who were not employed by us for all of 2014 have been annualized.

			"At Risk" Compensation		"At Risk" Compensation as a Percentage of Total Direct Compensation (Targeted for 2014)
	Total Direct Compensation (Targeted for 2014)
Named Executive Officer			Annual Performance- Based Target Cash Bonus(3)	Long-Term Equity Incentive Awards(4)
Francis Lobo(1)	$3,868,710		$700,000	$2,468,710	81.9%
Edward K. Zinser	$1,757,894		$245,000	$1,162,894	80.1%
Gail H. Shulman	$1,944,442		$173,250	$1,456,192	83.8%
Michelle D. Stalick	$398,601	(2)	N/A	$123,639	31.0%
Robert J. Taragan	$1,085,229		$348,000	$302,229	59.9%
Kesa L. Tsuda	$652,776		$125,000	$277,776	61.7%
Former CFO:
Neil P. Edwards	$420,000		—	—	—
Former Named Executive Officer:
Harold A. Zeitz	$1,049,229		332,000	$302,229	60.4%

(1)
Mr. Lobo's 2014 total direct compensation includes equity grants that were granted in connection with his commencement of employment with us and served a special inducement purpose. Pursuant to the terms of Mr. Lobo's employment agreement, in 2014, he was entitled to a restricted stock unit grant with an aggregate value of $1,500,000 and a stock option grant equal to 1.33 multiplied by the number of shares covered by such restricted stock unit grant.

(2)
Ms. Stalick was promoted to Chief Accounting Officer and Interim Chief Financial Officer in March 2014. For 2014, Ms. Stalick did not participate in the 2014 Bonus Plan (defined in note (2) below). For 2014, Ms. Stalick received a discretionary bonus in the amount of $110,000.

(3)
Represents the targeted cash bonus award for each applicable named executive officer under the 2014 Management Bonus Plan that included Mr. Lobo, Mr. Taragan, Ms. Shulman, and Mr. Zeitz as participants, and the 2014 Management Bonus Plan (CFO and CPO) that included Mr. Zinser and Ms. Tsuda as participants (such bonus plans, together, the "2014 Bonus Plan"). Mr. Edwards, who was terminated in March 2014, and Ms. Stalick, did not participate in the 2014 Bonus Plan. For 2014, Ms. Stalick received a discretionary bonus in the amount of $110,000. For the named executive officers who commenced employment during 2014 the ratios assume annual base salaries as if they were employed for all of 2014. The actual cash bonus award earned under the 2014 Bonus Plan for each applicable named executive officer was as follows:

Named Executive Officer	Actual Bonus Award Earned	Bonus Award Earned (% of Salary)		Bonus Award Earned (% of Target Bonus Award)
Francis Lobo	$817,608	116.8%		116.8%
Edward K. Zinser(a)	$177,970	81.8	%(b)	116.8	%(b)
Gail H. Shulman(a)	$202,358	64.2%		116.8%
Robert J. Taragan	$406,986	93.6%		117.0%
Kesa L. Tsuda(a)	$79,601	58.4	%(b)	116.8	%(b)

(a)
Represents a named executive officer who commenced employment in 2014

(b)
Actual bonus awards were prorated for hire date. Percentages shown reflect award earned prior to proration.
(4)
Represents the grant-date fair value of equity incentive awards in accordance with ASC 718.

2014 Executive Officer Compensation Components

        For 2014, the principal components of direct compensation for our executive officers, including the named executive officers, were as follows:

  •
  Base salary;

  •
  Annual performance-based incentive compensation in the form of cash bonus awards; and

  •
  Long-term equity incentives.

Base Salary

        We provide our executive officers with a base salary to maintain a fixed amount of compensation for their services each year that provides a reasonable level of economic security and stability from year to year. All of our executive officers have offer letters or employment agreements that set their base salary at not less than a specified dollar amount each year. The Compensation Committee generally reviews base salary levels annually and may, in its discretion, increase those levels.

        The Compensation Committee generally reviews base salary levels taking into consideration the following:

  •
  Competitive market data;

  •
  Internal review of the executive officer's compensation, both as compared to our other executive officers and relative to other executive officers of the Peer Group;

  •
  Scope of responsibility and professional experience of the executive officer; and

  •
  Overall performance of the individual executive officer and that of the company.

        In effecting any such base salary increases, the Compensation Committee also takes into consideration the recommendations of our Chief Executive Officer with respect to executive officers other than himself and market data provided by the independent consultant. The Compensation Committee reviews the Chief Executive Officer's base salary in consultation with the independent consultant.

        In February 2014, the Compensation Committee conducted its annual review of base salaries for 2014. The Compensation Committee reviewed the comparative compensation data for the 2014 Peer Group and also considered our historical operating results and internal operating budget. Given that Mr. Lobo and Ms. Shulman had recently joined our company, and Mr. Edwards had indicated his intention to terminate his employment in the first quarter of 2014, the Compensation Committee did not consider increases to their respective base salaries. The Compensation Committee increased the base salary of Mr. Taragan and Mr. Zeitz by $15,000 each. The Compensation Committee determined to increase their base salaries given the critical nature of their role and their institutional knowledge as we were continuing our transformation following the FTD Spin-Off Transaction. In addition, in March 2014, in connection with her promotion to the position of Chief Accounting Officer, Ms. Stalick received a $30,000 increase to her base salary. The Board of Directors determined that the increase for Ms. Stalick was appropriate given the additional responsibilities associated with her promotion.

        In February 2015, the Compensation Committee conducted its annual review of base salaries for 2015. The Compensation Committee reviewed the comparative compensation data for the Revised Peer Group and also considered our historical operating results and internal operating budget. Based on this review and given that many of our named executive officers had recently joined the company, and Mr. Taragan had indicated his intention to terminate his employment in the first quarter of 2015, the Compensation Committee did not increase the base salaries of any of our named executive officers.

        The following table includes the annual rate of base salary for each named executive officer for 2014 and 2015. For named executive officers that were employed less than a year, the table reflects their annual base salary as if they were employed for the entire year.

Named Executive Officer	Annual Base Salary (2014 fiscal year)	Annual Base Salary (2015 fiscal year)
Francis Lobo	$700,000	$700,000
Edward K. Zinser	$350,000	$350,000
Gail H. Shulman	$315,000	$315,000
Michelle D. Stalick	$280,000	$280,000
Robert J. Taragan	$435,000	N/A
Kesa L. Tsuda	$250,000	$250,000
Former CFO:
Neil P. Edwards	$420,000	N/A
Former Named Executive Officer:
Harold A. Zeitz	$415,000	N/A

Annual Performance-Based Incentive Compensation

        We provide annual performance-based incentive compensation to our executive officers to encourage strong annual performance and the achievement of strategic corporate objectives. Such compensation is provided through our annual management bonus plan under which specific annual goals are set and guidelines are established for calculating the incentive compensation payable upon the achievement of those goals at various designated levels. The bonus earned under such plan may be paid in cash and/or shares of our common stock, as determined by the Compensation Committee at the time the annual plan is established.

        Each year, the Compensation Committee determines the executive officers eligible to participate in the management bonus plan for that year, the applicable performance goals, and the appropriate levels of bonus potential based on each executive officer's position. For the past several years, including 2014, revenue and adjusted operating income have been selected as the applicable corporate performance goals. The Compensation Committee believes that those particular goals serve as appropriate measures of annual operating performance within the control of management and that continued achievement of strong financial results in those two areas will drive stockholder value. For 2014, revenue and adjusted operating income were equally weighted, each weighted at 37.5% of the total, so that the financial performance goal funded 75% of the aggregate potential bonus that may be earned by a bonus participant. In addition, beginning in 2014, the Compensation Committee added a set of individual performance goals to the management bonus plan, weighted at 25% of the total potential bonus that may be earned by a bonus participant. The Compensation Committee believes that those particular goals help to measure and reward individual contributions to the overall success of the business.

        The corporate performance goals are established by taking into consideration the financial goals set forth in our annual operating budget and the Compensation Committee's assessment of the level of difficulty to meet or exceed those goals in light of the challenges we face in our industry. The individual performance goals are established by taking into consideration the Compensation Committee's assessment of each named executive officer's responsibilities and departmental functions within the company, and the recommendations of our Chief Executive Officer. The target bonus for each participant is set at a percentage of the participant's base salary and takes into account the participant's relative responsibilities and expected contribution to our achievement of the applicable goals. The Compensation Committee has historically set the annual target bonus opportunity for our Chief Executive Officer at up to 200% of his base salary and for each of our other named executive officers at up to 100% of base salary. However, in 2014, such target percentages for 2014 Bonus Plan participants were significantly lower than the maximum percentages indicated in the prior sentence.

        2014 Management Bonus Plan.    The 2014 Management Bonus Plan was approved by the Compensation Committee in March 2014 and the 2014 Management Bonus Plan (CFO and CPO) was approved by the Compensation Committee in July 2014 (such bonus plans, together, the "2014 Bonus Plan"). The terms, conditions and operation of the two bonus plans are substantially similar, but the Compensation Committee felt it was appropriate to adopt a separate plan document for the Chief Financial Officer and Chief People Officer in light of the fact that each of Mr. Zinser and Ms. Tsuda commenced employment with the company following approval of the 2014 Management Bonus Plan. As described in more detail below, the bonus calculation methodology used for the 2014 Management Bonus Plan for our Chief Executive Officer and General Counsel was the same bonus calculation methodology used for the 2014 Management Bonus Plan (CFO and CPO) for our Chief Financial Officer and Chief People Officer; however, the target bonus percentages for each participant were different.

        The 2014 Bonus Plan was in the form of a cash bonus program under which certain participants could earn a bonus based 75% on the financial performance of the company and 25% on the participant's performance measured against a set of individual performance goals.

        Financial performance under the 2014 Bonus Plan was measured in terms of revenue and the adjusted operating income for 2014, which were weighted equally for purposes of determining financial performance. In the case of certain participants, including Mr. Lobo, Mr. Zinser, Ms. Shulman, and Ms. Tsuda, the bonus potential was based entirely on the combined financial performance of our Communications segment and Content & Media segment, because these participants are corporate officers with responsibility for all of our businesses. In the case of the remaining participants, including Mr. Taragan and Mr. Zeitz, who are the operational leaders of a business segment or business unit, their bonus potential was also based on the separate financial results of the business segment or business unit for which the participant serves as the operational leader. Specifically, Mr. Taragan's bonus potential was partially tied to the financial performance of our Communications segment and Mr. Zeitz's bonus potential was partially tied to the financial performance of our Classmates business unit. Individual performance under the 2014 Bonus Plan was measured against a set of pre-approved individual performance goals.

        For purposes of determining financial performance under the 2014 Bonus Plan, adjusted operating income was set in a manner consistent with our historical methodology for calculating adjusted operating income for financial reporting purposes. Accordingly, adjusted operating income is our operating income before depreciation, amortization, stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, and any impairment charges for goodwill, intangible assets and long-lived assets, and without taking into account transaction-related expenses and expenses associated with the relocation of our principal offices or those of our subsidiaries. In addition, the following items, to the extent applicable, were specifically excluded in calculating adjusted operating income: (i) any bonus amounts accrued under the 2014 Bonus Plan, (ii) any adjustments attributable to a change in accounting principles, and (iii) all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to the disposal of a business segment or unit. The 2014 Bonus Plan furthermore provided that the final revenue and/or adjusted operating income calculations were also to be adjusted to reflect the effect of certain foreign currency exchange rates. In addition, the financial performance of any companies or businesses acquired during 2014 was not to be taken into account. In the event of a sale or spin-off transaction, for the purpose of determining the revenue and adjusted operating income performance of the combined businesses for 2014, the actual financial performance of the divested business would be taken into account for the portion of 2014 preceding the closing of such transaction, and target-level performance by the divested business would be taken into account for the post-closing portion of the year.

        Under the 2014 Bonus Plan, for each specified level of attainment, a specific cash bonus amount was individually allocated to the participant based on a certain percentage of his or her annual rate of base salary. In the case of certain participants, the financial metric attained (for purposes of the financial performance goals) had to exceed the threshold level in order to earn a bonus amount. If there was only threshold attainment of the applicable revenue goal or adjusted operating income goal, then, for most participants, no bonus amount would have been paid with respect to that financial metric. However, in that circumstance, all participants would still be eligible for a bonus based on their respective individual performance goals.

        The Compensation Committee determined the various levels of potential financial goal attainment based on its assessment of the financial objectives set forth in our confidential, internal operating budget for 2014. Those levels reflect the Compensation Committee's assessment as to the minimum amount that would have to be achieved by the combined businesses or the designated separate business segment or business unit in order for the executive officer to earn an incentive award, and the maximum level of goal attainment at which the executive officer's bonus potential would be capped. In addition, most participants would earn no bonus at all (for purposes of the financial performance goals) if only a threshold level of financial performance was achieved.

        The named executive officers who were selected for participation in the 2014 Management Bonus Plan were as follows: Mr. Lobo, Ms. Shulman, Mr. Taragan and Mr. Zeitz. The named executive officers who were selected for participation in the 2014 Management Bonus Plan (CFO and CPO) were as follows: Mr. Zinser and Ms. Tsuda.

        The potential bonus amounts per participant ranged from 0% to 145% of base salary for Mr. Lobo (target of 100% of base salary), 0% to 101.5% of base salary for Mr. Zinser (target of 70% of base salary), 0% to 79.8% of base salary for Ms. Shulman (target of 55% of base salary), 0% to 72.5% of base salary for Ms. Tsuda (target of 50% of base salary), 0% to 116% of base salary for Mr. Taragan (target of 80% of base salary), and 0% to 111.2% of base salary for Mr. Zeitz (target of 80% of base salary). Mr. Edwards did not participate in the 2014 Bonus Plan because he departed the company in March 2014. Ms. Stalick did not participate in the 2014 Bonus Plan because she was promoted in March 2014; for 2014, Ms. Stalick received a discretionary bonus of $110,000. The Compensation Committee set the potential bonus awards for Mr. Lobo at higher percentages than for the other executive officers to reflect the greater impact of his duties and responsibilities upon our ability to meet the company's goals.

        The following tables set forth the 2014 Bonus Plan's financial performance goals and the related potential bonus amounts (as a percentage of base salary) each such named executive officer would have been eligible to earn if the performance goals were attained at such payout levels (which would be interpolated for performance between such levels). The following tables also set forth the related potential bonus amounts (as a percentage of base salary) for such participant's individual performance goals, assuming maximum achievement of such performance goals. Mr. Zeitz, who terminated his employment on May 16, 2014, is not included in the tables below. Mr. Taragan, who terminated his employment on February 16, 2015, is not included in the table below. In connection with the release agreement that he entered into with the company, Mr. Taragan was paid a separation payment of $406,986 which corresponds to the amount he would have otherwise earned under the 2014 Bonus Plan had he been employed by the company on the bonus payment date and assuming he had achieved 100% of his individual performance goals.

Mr. Lobo, Mr. Zinser, Ms. Shulman, and Ms. Tsuda

  Financial Performance Goal—Revenues

	Combined Revenues	Payout Level	Lobo Payouts (% of Salary)	Zinser Payouts (% of Salary)	Shulman Payouts (% of Salary)	Tsuda Payouts (% of Salary)
Threshold	$169,832,000	1	0.0%	0.0%	0.0%	0.0%
	$180,447,000	2	9.4%	6.6%	5.2%	4.7%
	$191,061,000	3	18.8%	13.1%	10.3%	9.4%
	$201,676,000	4	28.1%	19.7%	15.5%	14.1%
Target	$212,290,000	5	37.5%	26.3%	20.6%	18.8%
	$218,659,000	6	43.1%	30.2%	23.7%	21.6%
	$225,027,000	7	48.8%	34.1%	26.8%	24.4%
	$231,396,000	8	54.4%	38.1%	29.9%	27.2%
Maximum	$237,765,000	9	60.0%	42.0%	33.0%	30.0%

  Financial Performance Goal—Adjusted Operating Income

	Combined Adjusted Operating Income	Payout Level	Lobo Payouts (% of Salary)	Zinser Payouts (% of Salary)	Shulman Payouts (% of Salary)	Tsuda Payouts (% of Salary)
Threshold	$20,808,000	1	0.0%	0.0%	0.0%	0.0%
	$23,397,000	2	9.4%	6.6%	5.2%	4.7%
	$25,986,000	3	18.8%	13.1%	10.3%	9.4%
	$28,607,000	4	28.1%	19.7%	15.5%	14.1%
Target	$31,196,000	5	37.5%	26.3%	20.6%	18.8%
	$32,756,000	6	43.1%	30.2%	23.7%	21.6%
	$34,316,000	7	48.8%	34.1%	26.8%	24.4%
	$35,875,000	8	54.4%	38.1%	29.9%	27.2%
Maximum	$37,435,000	9	60.0%	42.0%	33.0%	30.0%
Individual Performance Goal
Individual Performance			25.0%	17.5%	13.8%	12.5%

        Participants were generally required to continue in our employ through the bonus payment date (which occurred in February 2015) in order to earn their bonuses, with a pro-rated payout to be provided to any participant whose employment terminated before that date by reason of death or disability or, at the election of the Compensation Committee, to any participant who was on a leave of absence during part of the performance period. There was a maximum limit of $3.5 million payable to a participant under the 2014 Bonus Plan.

        The revenue and adjusted operating income results achieved for 2014 under the 2014 Bonus Plan by the Communications segment (separately) and the combined businesses were as set forth below.

	Revenue Attained (in millions)	Revenue Attained as a % of Targeted Goal (%)	Adjusted Operating Income Attained (in millions)	Adjusted Operating Income Attained as a % of Targeted Goal (%)
Combined	$217.2	102.3%	$34.6	111.0%
Communications segment	$103.2	103.3%	$32.0	109.7%

        Based on the separate performance of the businesses, the combined businesses achieved revenue results that exceeded the targeted goal, and adjusted operating income results that exceeded the targeted goal. The Communications segment achieved revenue results that exceeded the targeted goal, and adjusted operating income results that exceeded the targeted goal.

        The following table sets forth the cash bonuses based on actual performance goal attainment that were paid to each of the named executive officers who were participants under the 2014 Bonus Plan and who qualified to earn a bonus thereunder. These bonuses were determined solely in accordance with the performance metric formulas set forth in the 2014 Bonus Plan (including the individual performance goals), and there were no discretionary bonuses paid to the participants for 2014. All participants referenced in the table below achieved the full individual performance goal component for purposes of calculating their actual 2014 bonus. Mr. Taragan's employment with the company terminated on February 16, 2015 and he is not included in the table below. In connection with the release agreement that he entered into with the company, Mr. Taragan was paid a separation payment of $406,986, which corresponds to the amount he would have otherwise earned under the 2014 Bonus Plan had he been employed by the company on the bonus payment date and assuming he had achieved 100% of his individual performance goals.

Named Executive Officer(1)	2014 Bonus Plan Award at Target Level (Annualized)	Actual 2014 Bonus Plan Award (Pro-Rated for Hire Date)(2)
Francis Lobo	$700,000	$817,608
Edward K. Zinser	$245,000	$177,970
Gail H. Shulman	$173,250	$202,358
Kesa L. Tsuda	$125,000	$79,601

(1)
Mr. Edwards did not participate in the 2014 Bonus Plan because he departed the company in March 2014. Ms. Stalick did not participate in the 2014 Bonus Plan because she was promoted in March 2014; for 2014, Ms. Stalick received a discretionary bonus of $110,000. Mr. Zeitz departed the company in May 2014 and did not receive a bonus under the 2014 Bonus Plan.

(2)
The actual distributions made under the 2014 Bonus Plan were interpolated by the Compensation Committee where the financial results fell between the specified payout levels.

        2015 Management Bonus Plan.    In March 2015, the Compensation Committee adopted the 2015 Management Bonus Plan (the "2015 Bonus Plan") with a structure similar to the 2014 Bonus Plan, except the Compensation Committee (i) established new revenue and adjusted operating income goals for 2015, with revenue weighted at 40% and adjusted operating income weighted at 35% of the total bonus potential; (ii) established new individual performance goals for 2015, weighted at 25% of the total bonus potential and with the opportunity to exceed the target; (iii) slightly increased the range of potential bonus amounts by enabling a participant to achieve a higher bonus based on achievement of such participant's individual performance goals; and (iv) restructured the bonus potential for each participant based on the combined financial results of our businesses, such that combined revenues are weighted slightly higher than combined adjusted operating income. The 2015 Bonus Plan reflects the changed size and structure of the company following the FTD Spin-Off Transaction and our efforts to transform United Online, Inc. into a technology growth company.

        The named executive officers selected to participate in the 2015 Bonus Plan are Mr. Lobo, Mr. Zinser, Ms. Shulman and Ms. Tsuda. No participant may be paid a bonus under the 2015 Bonus Plan in excess of a specified percentage of such participant's base salary, which ranges from 0% to 151.25% for our Chief Executive Officer and 0% to 105.88% for the other participants, depending on the participant.

Long-Term Equity Incentives

        We provide long-term equity-based incentives to our executive officers in order to align their interests with those of our stockholders. We also utilize those awards as a vehicle to retain our executive officers through service-based vesting requirements and to provide them with wealth-creation opportunities. Accordingly, such long-term incentive compensation is also intended to provide a source of retirement funds for our executive officers, since we do not maintain any type of defined benefit retirement plan. Although we offer a 401(k) plan, our executive officers have limited opportunity to defer income for retirement purposes under that plan due to annual contribution limitations imposed under the federal tax laws.

        The long-term equity incentive awards granted to our executive officers in 2014 were designed to retain them during the critical period following the FTD Spin-Off Transaction and our efforts to transform United Online, Inc. into a technology growth company. In addition, for the newly hired executive officers, the long-term equity incentive awards granted in 2014 were also designed to attract and retain such individuals in connection with their transition to the company.

        In 2014, the Compensation Committee used restricted stock units and stock options as the primary form of long-term equity incentive awards provided to our executive officers. Restricted stock units provide a direct correlation between the financial accounting expense of providing those awards and the actual value delivered to our executive officers. Restricted stock units also provide retention through short-term market volatility because they continue to have value in a fluctuating market. Stock options are tax deferred until exercise and closely link the interests of executive officers with those of stockholders, as they provide value only if our stock price increases. Generally, restricted stock unit grants will vest in three successive equal annual installments upon completion of each year of service and stock options will vest and become exercisable as to one-third of the shares upon the completion of one year of service with the balance of the shares vesting in a series of 24 successive equal monthly installments upon completion of each additional month of service with us thereafter.

        As discussed in more detail below, in March 2014 and in July 2014, the Compensation Committee approved stock option grants and restricted stock unit awards to our executive officers, and in February 2015, the Compensation Committee approved stock option grants and restricted stock unit awards to our executive officers. In the future, the Compensation Committee may make restricted stock unit awards or provide stock option grants or a combination of the two types of awards.

        The Compensation Committee typically makes an annual equity grant to the executive officers in the first quarter of the fiscal year as part of the annual performance review process. These grants generally reflect the executive officer's performance in the prior year as well as the expectations for the executive officer in the current year. Additional grants may be made at various times during the fiscal year in connection with particular events, such as the execution or amendment of an employment agreement, a promotion or increase in responsibilities, or in special recognition of certain achievements.

        2014 Equity Awards.    As a result of hiring several new named executive officers, many of our 2014 equity awards, including the award to our Chief Executive Officer, were special awards intended to induce those individuals to join our company and serve to motivate them to continue to grow our business over the long-term. In March 2014, the Compensation Committee granted Mr. Lobo, Ms. Shulman, Mr. Taragan, and Mr. Zeitz restricted stock units and stock options covering the number of shares of our common stock set forth in the table below. In March 2014, the Secondary Compensation Committee granted Ms. Stalick restricted stock units and stock options covering the number of shares of our common stock set forth in the table below. The shares of common stock covered by the restricted stock units will vest in three successive equal annual installments upon completion of each year of service with us over the three-year period measured from February 15, 2014 (and in the case of Mr. Lobo, from November 5, 2013). The stock options will vest and become exercisable as to one-third of the shares upon the completion of one year of service with us measured from February 15, 2014 (and in the case of Mr. Lobo, from November 5, 2013) and the balance of the shares will vest in a series of 24 successive equal monthly installments upon completion of each additional month of service with us thereafter. In July 2014, the Compensation Committee approved restricted stock units and stock option awards for Mr. Zinser and Ms. Tsuda covering the number of shares of our common stock set forth in the table. The shares of common stock covered by the restricted stock units will vest in three successive equal annual installments upon completion of each year of service with us over the three-year period measured from July 24, 2014 (for Mr. Zinser) and August 15, 2014 (for Ms. Tsuda). The stock options will vest and become exercisable as to one-third of the shares upon the completion of one year of service with us measured from July 24, 2014 (for Mr. Zinser) and August 15, 2014 (for Ms. Tsuda) and the balance of the shares will vest in a series of 24 successive equal monthly installments upon completion of each additional month of service with us thereafter.

Named Executive Officer	Restricted Stock Unit Award (# shares)	Grant-Date Fair Value	Stock Option Award (# shares)	Grant-Date Fair Value
Francis Lobo(1)(2)	134,000	$1,504,820	178,000	$963,888
Edward K. Zinser(3)	40,000	$418,400	150,000	$744,494
Gail H. Shulman(2)	53,000	$595,190	159,000	$861,002
Michelle D. Stalick(4)	4,500	$50,535	13,500	$73,104
Robert J. Taragan(2)	11,000	$123,530	33,000	$178,699
Kesa L. Tsuda(3)	9,000	$114,390	27,000	$163,386
Former CFO:
Neil P. Edwards	—	—	—	—
Former Named Executive Officer:
Harold A. Zeitz(2)	11,000	$123,530	33,000	$178,699

(1)
Mr. Lobo's 2014 equity grants were granted in connection with his commencement of employment with us and served a special inducement purpose. Pursuant to the terms of Mr. Lobo's employment agreement, in 2014, he was entitled to a restricted stock unit grant with an aggregate value of $1,500,000, and a stock option grant equal to 1.33 multiplied by the number of shares covered by such restricted stock unit grant. These grants were intended as hiring inducement grants to compensate Mr. Lobo for compensation being forfeited at his prior employer. Mr. Lobo's employment agreement does not contain any other future guaranteed equity grants.

(2)
Awards approved by the Compensation Committee in March 2014.

(3)
Awards approved by the Compensation Committee in July 2014.

(4)
Awards approved by the Secondary Compensation Committee in March 2014.

        2015 Equity Awards.    In February 2015, the Compensation Committee granted our named executive officers restricted stock units and stock options covering the number of shares of our common stock set forth in the table. The shares of common stock covered by the restricted stock units will vest in three successive equal annual installments upon completion of each year of service with us over the three-year period measured from February 15, 2015. The stock options will vest and become exercisable as to one-third of the shares upon the completion of one year of service with us measured from February 15, 2015 and the balance of the shares will vest in a series of 24 successive equal monthly installments upon completion of each additional month of service with us thereafter. As a result of hiring several new named executive officers, many of our 2014 equity awards, including the award to our Chief Executive Officer, were special awards intended to induce those individuals to join our company. Accordingly, our 2015 equity awards were significantly lower in value than our 2014 equity awards.

Named Executive Officer	Restricted Stock Unit Award (# shares)	Grant-Date Fair Value	Stock Option Award (# shares)	Grant-Date Fair Value
Francis Lobo	27,867	$425,250	75,000	$515,198
Edward K. Zinser	15,841	$241,734	35,000	$240,426
Gail H. Shulman	12,348	$188,430	35,000	$240,426
Michelle D. Stalick	4,500	$68,670	13,500	$92,736
Kesa L. Tsuda	5,335	$81,412	15,000	$103,040

Equity Grant Practices

        We generally make annual equity awards to our eligible employees during the first quarter of each year, following the availability of the financial results for the prior annual period. All grants made to our executive officers require the approval of the Compensation Committee. The Secondary Compensation Committee has generally made grant to employees who are not executive officers; however, the Secondary Compensation Committee was dissolved in March 2015. Going forward, all equity grants will be approved by the Board of Directors, the Compensation Committee or a subcommittee of the Compensation Committee, as applicable, in accordance with the company's equity incentive grant policy. All equity grants will be approved by the appropriate authorizing party on or before their actual effective date.

Other Benefits

        We provide eligible employees with a 401(k) plan and various health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Our 401(k) plan helps employees save and prepare financially for retirement. Our health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce. Except as noted below, our executive officers are eligible to participate in these plans and programs on the same basis as our other employees.

        401(k) Plan.    Our tax-qualified 401(k) plan allows eligible employees to contribute up to 40% of their pre-tax earnings, up to the annual dollar limit set by law. We provide matching contributions equal to 25% of the employee's contribution, to the extent such contribution does not exceed 6% of the employee's bi-weekly gross compensation. The matching contributions vest 25% for each year of the employee's service and are fully vested after four years of service. The matching component of our 401(k) plan was amended, effective October 1, 2014. As of October 1, 2014, all active participants will be fully vested as to the company's matching contributions and will not be subject to the vesting schedule. Participants in the 401(k) plan who were not active participants on (or after) October 1, 2014 will be subject to the aforementioned vesting schedule.

        Health and Welfare Benefits.    In addition to the regular health and welfare benefits generally offered to our U.S. employees, certain of our vice presidents and our more senior executives, including our executive officers, are also eligible to participate in the Exec-U-Care plan. Under this plan, the participant's health insurance premiums are paid by us, and certain other medical and dental expenses are reimbursed, up to certain maximum limits. Effective December 31, 2014, the company discontinued its participation in the Exec-U-Care plan and this benefit is no longer offered to company employees. In October 2014, the Compensation Committee approved a payment of $5,000 to each executive officer affected by the termination of the Exec-U-Care benefit, which will be paid in even increments throughout 2015 provided employees remain in the company's employ.

        Perquisites.    We do not provide significant perquisites or other personal benefits to our executive officers.

Severance and Change-in-Control Benefits

        The Compensation Committee believes that we should provide fair and reasonable severance and change-in-control benefits to our executives. The severance and change-in-control benefits are intended to promote stability and continuity of senior management, attract and retain superior talent, and reflect the potential difficulty for them to find comparable employment within a short period of time following their termination of employment with us. Furthermore, the Compensation Committee believes such benefits align the interests of our executive officers with those of our stockholders with regard to any potential sale of the company by mitigating any personal disincentive to pursue transactions that may result in loss of employment.

        Our amended and restated severance benefit plan applies to all eligible full-time U.S. employees. However, our offer letters and employment agreements with the named executive officers often set forth severance and change-in-control benefits that exceed those provided under our amended and restated severance benefit plan. The change-in-control benefits provided under the offer letters and employment agreements are "double trigger", meaning a qualifying termination of employment is required for the named executive officer to become eligible for the benefits.

        In February 2015, the Compensation Committee adopted and approved a Change in Control Policy for Executives (the "Policy"). The Policy provides certain benefits if an eligible participant experiences a separation from service as a result of a termination of employment without cause, or a termination of employment for good reason, in either case within 24 months following a Change in Control (as defined in the Policy) of the company. If such events occur and a participant has signed a general release of claims in favor of the company, the Policy provides the following benefits to such participant:

  •
  for the Chief Executive Officer, an amount equal to: two times (2X) annual salary as of the termination date, two times (2X) target bonus as of the termination date, any earned but unpaid annual bonus with respect to the preceding fiscal year, a pro-rated annual bonus for the fiscal year in which the termination date occurs, and up to 18 months of COBRA premiums (if such coverage is elected by the Chief Executive Officer);

  •
  for any Tier I participant in the Policy, an amount equal to: one and one-half times (1.5X) annual salary as of the termination date, one and one-half times (1.5X) target bonus as of the termination date, any earned but unpaid annual bonus with respect to the preceding fiscal year, a pro-rated annual bonus for the fiscal year in which the termination date occurs, and up to 18 months of COBRA premiums (if such coverage is elected by the participant);

  •
  for any Tier II participant in the Policy, an amount equal to: one times (1X) annual salary as of the termination date, one times (1X) target bonus as of the termination date, any earned but unpaid annual bonus with respect to the preceding fiscal year, a pro-rated annual bonus for the fiscal year in which the termination date occurs, and up to 12 months of COBRA premiums (if such coverage is elected by the participant); and

  •
  for all participants in the Policy, any non-performance-based equity awards awarded (after February 19, 2015) under the Company's equity-based compensation plans shall be fully vested and exercisable. Equity awards awarded prior to February 19, 2015 are not subject to the Policy and will be governed by the underlying terms of the award agreement; such awards include accelerated vesting under certain circumstances.

        If any payment under the Policy would cause a participant to become subject to the excise tax imposed under section 4999 of the Code, then the payments and, if necessary, accelerated vesting of equity awards, will be reduced if such reduction would provide the participant with a greater after-tax amount of benefits than retaining the payments in full. The Compensation Committee has currently designated the following individuals as participants under the Policy: the Company's Chief Executive Officer, Chief Financial Officer (Tier I), General Counsel (Tier I), and Chief People Officer (Tier II). The Compensation Committee has the authority to designate additional participants in the future. By accepting the benefits provided under the Policy, each participant agrees that the benefits supersede any provisions relating to severance benefits provided under any employment or offer letter agreement to which such participant is a party.

        The Policy, our amended and restated severance benefit plan and our executive officers' offer letters and employment agreements do not currently provide for any tax "gross-up" or other reimbursement obligation in respect of "golden parachute" taxes under Sections 280G and 4999 of the Code.

        The benefits and payments for which the named executive officers are eligible are described in greater detail under the "Employment Agreements and Potential Payments upon Termination or Change in Control" section, which appears later in this proxy statement.

Offer Letters, Employment Agreements and Separation Agreements

        In October 2013, we entered into an employment agreement with Mr. Lobo in connection with our hiring him to serve as our new Chief Executive Officer.

        In January 2014, we entered into an offer letter with Ms. Shulman in connection with our hiring her to serve as our new General Counsel.

        In January 2014, we entered into a Transition and Separation Agreement with Mr. Edwards in connection with his departure from the company.

        In May 2014, we entered into an offer letter with Mr. Zinser in connection with our hiring him to serve as our new Chief Financial Officer.

        In May 2014, we entered into an offer letter with Ms. Tsuda in connection with our hiring her to serve as our new Chief People Officer.

        In May 2014, we entered into a General Release and Agreement with Mr. Zeitz in connection with his departure from the company.

        In January 2015, we entered into a General Release and Agreement with Mr. Taragan in connection with his departure from the company.

        The offer letters and employment agreements with our named executive officers are summarized under the "Employment Agreements and Potential Payments upon Termination or Change in Control" section, which appears elsewhere in this proxy statement.

Risk Assessment of Executive Officer Compensation

        The Compensation Committee believes the various components of the total compensation package of the executive officers, as discussed above, are appropriately balanced so as to avoid any excessive risk taking by such individuals. First, long-term equity awards tied to the market price of our common stock represent a significant component of executive officer compensation and promote a commonality of interest between the executive officers and our stockholders in increasing stockholder value. In addition, a portion of the equity awards made over the last several years has been in the form of restricted stock units. The use of such restricted stock units mitigates the potential risk that stock options might otherwise pose to risk taking in the short term. Restricted stock units provide varying levels of compensation as the market price of our common stock fluctuates over time, and they are less likely to contribute to excessive risk taking. Furthermore, the equity awards, whether in the form of stock options or restricted stock unit awards, generally will vest over a period of years, and that vesting element encourages the award recipients to focus on sustaining our long-term performance. Additionally, because equity awards are typically made on an annual basis, the executive officers always have unvested awards outstanding that could decrease significantly in value if our business is not managed to achieve its long- term goals.

        Secondly, under the 2014 Bonus Plan, an individual target bonus amount is established for each executive officer at each level of potential goal attainment. Accordingly, at all levels of performance goal attainment, there are limits in place for the potential bonus payout. In addition, a percentage of the potential bonus payable under the 2014 Bonus Plan is tied to a set of individual performance goals. Lastly, a maximum bonus amount is established for each participant such that no participant may earn more than a fixed percentage of his or her base salary.

        Accordingly, our overall compensation structure is not overly-weighted toward short-term incentives, and the Compensation Committee has taken what it believes are reasonable steps to protect against the potential of disproportionately large short-term incentives that might encourage excessive risk taking.

Tax and Accounting Considerations

Deductibility of Executive Officer Compensation

        Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based under the terms of Section 162(m) of the Code.

        In general, the deductibility of any compensation deemed paid by us in connection with the vesting of restricted stock units will be subject to the $1.0 million annual limitation per covered officer. The 2010 Incentive Compensation Plan has been structured to allow for performance-based incentive awards that qualify as "performance-based compensation" exempt from the $1.0 million annual limitation under Section 162(m) of the Code. Therefore, compensation paid pursuant to equity awards granted under the 2010 Incentive Compensation Plan and compensation paid under management bonus plans implemented under the 2010 Incentive Compensation Plan may potentially qualify as performance-based compensation that will be fully tax deductible by us with respect to one or more participants.

        However, the Compensation Committee believes that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive programs or equity incentive programs, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.

Accounting for Stock-Based Compensation

        Our stock option grant policies have been impacted by the implementation of ASC 718. Under ASC 718, we are required to value our stock option awards at their grant-date fair value and to amortize that expense over the applicable vesting period. The Compensation Committee has, in the past, limited the number of stock option grants and primarily relied on restricted stock and restricted stock units instead. The Compensation Committee believed this strategy would provide a more direct correlation between the financial accounting to us of providing those awards and the actual value delivered to our executive officers and would require fewer shares to fund the grant-date fair value of the award. However, the Compensation Committee retains complete discretion to grant stock options, from time to time, depending on the circumstances, as it has done in recent years. In 2014 and 2015, our Compensation Committee approved grants to our named executive officers of both stock options and restricted stock units.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2015 Annual Meeting of Stockholders.

        Submitted by the Compensation Committee of the Board of Directors:

Kenneth L. Coleman James T. Armstrong Dennis Holt Andrew Miller Carol A. Scott

Risk Assessment of Compensation Programs

        The Compensation Committee, with the assistance of management, undertook a comprehensive review of the various compensation programs maintained throughout our organization in 2014 to determine whether any of those programs encouraged excessive risk taking that might create a material risk to our economic viability. As part of that review process, the Compensation Committee also conducted a risk assessment of our executive officer compensation programs. The findings reached by the Compensation Committee with respect to our executive officer compensation programs are discussed in more detail in the "Compensation Discussion and Analysis" section of this proxy statement.

        The Compensation Committee noted the following points with respect to the plans and programs reviewed:

  •
  Our compensation structure is applied uniformly throughout the organization, except that our equity incentive awards are made primarily to our vice presidents and our more senior executives, including our executive officers. The cash component of our compensation structure consists of base salary and an annual performance-based bonus opportunity. Base salaries are fixed in amount and do not involve any element of risk taking. The performance-based annual bonus awards made to our non-executive officer employees are dependent upon the achievement of annual goals. While programs tied to annual goal achievement may encourage a focus on short-term performance results, the annual bonuses under those programs generally do not represent the predominant component of the individual's total compensation opportunities and, for that reason, are not likely to encourage excessive risk taking. The annual performance-based bonus opportunity for our executive officers also focuses on the achievement of annual corporate performance goals, which have been historically tied to both revenue and adjusted operating income. In addition, beginning in 2014, the annual performance-based bonus opportunity for our executive officers was also to the achievement of individual performance goals, which goals were approved by the Compensation Committee. However, as noted in the "Compensation Discussion and Analysis" section that appears earlier in this proxy statement, the annual bonus opportunity for executive officers, whether the payout is in shares of our common stock as in prior years or in cash under the 2014 Bonus Plan and the 2015 Bonus Plan, is not likely to lead to excessive risk taking by our executive officers. At all levels of performance goal attainment, there are limits in place for the potential bonus payout. In addition, a maximum bonus amount is established for each participant such that no participant may earn more than a fixed percentage of his or her base salary. For those reasons, the Compensation Committee believes that our various bonus programs have been appropriately structured to balance the risk element with the desire to focus our employees on specific annual goals important to both our annual and multi-year financial success.

  •
  A significant portion of the compensation provided to our executive officers and other senior-level employees is in the form of long-term equity incentive awards that align the interests of those individuals with the interests of our stockholders. Those awards are either in the form of restricted stock unit awards or stock option grants. Restricted stock units provide varying levels of compensation as the market price of our common stock fluctuates over time and they are less likely to contribute to excessive risk taking. Although stock options have a greater potential to encourage risk taking, they are structured so that they vest over a period of years and thereby encourage the recipients to focus on sustaining our long-term performance. In addition, the equity awards, whether in the form of stock option grants or restricted stock unit awards, are generally made on an annual basis and, as a result, our senior-level employees, including our executive officers, typically have unvested awards outstanding at any given time that could decrease significantly in value if our business is not managed to achieve its long-term goals.

As a result, our overall compensation structure is not overly weighted toward short-term incentives and there is a significant long-term equity award component tied to the value of our common stock and subject to multi- year vesting schedules that encourages the recipients to focus on long-term performance. The Compensation Committee believes that, on balance, our compensation programs do not encourage excessive risk taking. For that reason, the Compensation Committee has concluded that it is not reasonably likely that our employee compensation programs, when analyzed in terms of their organization-wide application or their specific application to various major business units, would have a material adverse effect upon us.

 SUMMARY COMPENSATION TABLE

        The following table provides certain summary information concerning the compensation earned, for services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2014, 2013 and 2012, by our Chief Executive Officer, our Chief Financial Officer, each of our three other most highly-compensated executive officers whose total compensation for the 2014 fiscal year was in excess of $100,000 and who were serving as executive officers at the end of the 2014 fiscal year, and certain former executive officers who are included in this table pursuant to SEC rules. The individuals listed in the table will be hereinafter referred to as the "named executive officers".

Name and Principal Position	Year	Salary(1)		Bonus		Stock Awards(9)	Stock Option Awards(9)	Non-Equity Incentive Plan Compensation	All Other Compensation (10)(11)(12)(13)		Total
Francis Lobo	2014	$700,000		—		1,504,820	963,890	817,608	12,248		$3,998,566
Chief Executive Officer	2013	$109,315	(2)	1,275,000	(7)	569,605	N/A	—	160,624		$2,114,544
Edward K. Zinser	2014	$219,423	(3)	—		418,400	744,494	177,970	13,309		$1,573,596
Executive Vice President
and Chief Financial Officer
Gail H. Shulman	2014	$311,366	(4)	—		595,190	861,002	202,358	15,253		$1,985,169
Executive Vice President
and General Counsel
Michelle D. Stalick	2014	$274,962	(5)	170,000	(5)	50,535	73,104	—	20,452		$589,053
Senior Vice President
and Chief Accounting Officer
Robert J. Taragan	2014	$435,000		—		123,530	178,699	—	423,843		$1,161,072
President, Communications	2013	$420,000		—		447,750	N/A	451,336	21,012		$1,340,098
	2012	$420,000		—		303,600	N/A	213,117	15,426		$952,143
Kesa L. Tsuda	2014	$137,500	(6)	—		114,390	163,386	79,601	6,316		$501,193
Senior Vice President
and Chief People Officer
Former CFO:
Neil P. Edwards	2014	$85,615		—		—	—	—	453,913	(14)	$539,528
Executive Vice President	2013	$420,000		75,000	(8)	656,700	N/A	388,771	13,278		$1,553,749
and Chief Financial Officer	2012	$400,000		—		303,600	N/A	221,818	14,880		$940,298
Former Named Executive Officer:
Harold A. Zeitz	2014	$156,423		—		123,530	178,699	—	740,954	(15)	$1,199,606
President, Classmates, Inc.	2013	$400,000		—		298,500	N/A	385,667	26,805		$1,110,972
	2012	$400,000		—		303,600	N/A	149,431	16,241		$869,272

(1)
The offer letters and employment agreements with the named executive officers set forth an annual base salary. For further information regarding the annual base salary for the named executive officers, see the "Compensation Discussion and Analysis" section, which appears elsewhere in this proxy statement. The amount reported as base salary in such column also includes the portion, if any, deferred under our 401(k) plan, a tax-qualified deferred compensation plan.

(2)
Mr. Lobo commenced his employment on November 5, 2013. His annual rate of base salary for 2013 and 2014 was $700,000.

(3)
Mr. Zinser commenced his employment on May 19, 2014. His annual rate of base salary for 2014 was $350,000.

(4)
Ms. Shulman commenced her employment on January 7, 2014. Her annual rate of base salary for 2014 was $315,000.

(5)
On March 13, 2014, the Board of Directors appointed Michelle D. Stalick, the company's Senior Vice President and Corporate Controller, as the company's Chief Accounting Officer and Interim Chief Financial Officer, effective as of March 15, 2014. In connection with her appointment as Chief Accounting Officer, effective March 15, 2014, Ms. Stalick's annual base salary was increased from $250,000 to $280,000. In addition, in connection with her appointment as Interim Chief Financial Officer, she received additional compensation as a bonus in the aggregate amount of $60,000. Ms. Stalick served as Interim Chief Financial Officer from March 15, 2014 until May 18, 2014. For 2014, Ms. Stalick also received a discretionary bonus in the amount of $110,000.

(6)
Ms. Tsuda commenced her employment on June 16, 2014. Her annual rate of base salary for 2014 was $250,000.

(7)
Represents a $1,100,000 guaranteed cash signing bonus and a $175,000 guaranteed bonus for the 2013 fiscal year awarded to Mr. Lobo pursuant to his employment agreement.

(8)
Represents a bonus awarded to Mr. Edwards in connection with the consummation of the FTD Spin-Off Transaction.

(9)
Amounts reflect the aggregate grant-date fair value of the equity awards made in the applicable fiscal year. The grant-date fair values are, in each instance, calculated in accordance with ASC 718 and do not take into account estimated forfeitures relating to performance-based vesting or service-based vesting requirements. For information regarding the assumptions underlying the ASC 718 valuation of our equity awards made in 2014, see Note 8 of the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(10)
The restricted stock units held by our named executive officers contain dividend equivalent rights. Pursuant to those rights, such named executive officer will receive, as dividends or other distributions are declared and paid on our outstanding shares of common stock, an additional payment equal to each dividend or distribution which would have been paid on the shares of common stock underlying those units had such shares been issued and outstanding at the time that such dividend or distribution was made to our stockholders. The payment will be made in the same form and at the same time as the actual dividend or distribution is made to the stockholders.

No dividends were declared or paid in 2014. The payments received by the named executive officers in 2013 and 2012 pursuant to the dividend equivalent rights pertaining to those restricted stock units are not included as part of their compensation in the "All Other Compensation" column for 2013 and 2012. The aggregate amount received by each of the named executive officers for the last three fiscal years pursuant to dividend equivalent rights associated with restricted stock unit awards was as follows:

	Year Ended December 31,
	2014	2013	2012
Francis Lobo	$—	$4,768	N/A
Edward K. Zinser	$—	N/A	N/A
Gail H. Shulman	$—	N/A	N/A
Michelle D. Stalick	$—	N/A	N/A
Robert J. Taragan	$—	$40,367	$29,667
Kesa L. Tsuda	$—	N/A	N/A
Former CFO:
Neil P. Edwards	$—	$49,117	$24,667
Former Named Executive Officer:
Harold A. Zeitz	$—	$63,212	$66,750
(11)
Includes a matching contribution we made to the 401(k) plan on behalf of each participating named executive officer in an amount not to exceed the lesser of (i) 25% of the participating officer's contribution and (ii) 25% of the first 6% of the participating officer's eligible compensation, as determined under such plan. See Note 13 below for the dollar amount of the matching contributions included in the "All Other Compensation" column of the Summary Compensation Table.

(12)
We provide medical and dental coverage to our U.S. employee base. For certain of our vice presidents and our more senior executives, including the named executive officers, we pay the portion of the insurance premiums for such coverage that otherwise would have been payable by those individuals as required employee contributions (the "basic insurance coverage premiums"). In addition, we also provide supplemental medical and dental coverage to certain of our vice presidents and our more senior executives, including the named executive officers, under the Exec-U-Care plan. The annual per participant membership fee we pay on behalf of each individual covered under the Exec-U-Care plan was $250 and includes the premium for an accidental death and dismemberment insurance policy with up to $100,000 in coverage. See Note 13 below for the aggregate dollar amount of the basic insurance coverage premiums, the medical and dental benefits provided through the Exec-U-Care plan, and the $250 annual membership fee for such plan, that is included in the "All Other Compensation" column of the Summary Compensation Table. Effective December 31, 2014, the company discontinued its practice of paying the basic insurance coverage premiums. Effective December 31, 2014, the company discontinued its participation in the Exec-U-Care plan and this benefit is no longer offered to company employees.

(13)
The table below sets forth the various items included in the "All Other Compensation" column for the 2014 fiscal year for each named executive officer:

Name	401(k) Matching Contribution	Medical/ Dental Benefits	Legal Fees	Severance & Accrued Vacation Pay	Total
Francis Lobo	$3,900	8,348	—	—	$12,248
Edward K. Zinser	$2,625	10,684	—	—	$13,309
Gail H. Shulman	$3,900	11,353	—	—	$15,253
Michelle D. Stalick	$3,900	16,552	—	—	$20,452
Robert J. Taragan	$3,900	12,957	—	406,986	$423,843
Kesa L. Tsuda	$1,587	4,729	—	—	$6,316
Former CFO:
Neil P. Edwards	$3,900	7,161	25,000	417,852	$453,913
Former Named Executive Officer:
Harold A. Zeitz	$3,900	92,828	—	644,226	$740,954
(14)
Includes a cash severance payment of $350,000 and a payment of $67,852 for accrued but unused paid vacation days as of the date of termination of his employment.

(15)
Includes a cash severance payment of $587,124 and a payment of $57,102 for accrued but unused paid vacation days as of the date of termination of his employment.

 GRANTS OF PLAN-BASED AWARDS

        The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2014 fiscal year under any incentive compensation plan.

					All Other Stock Awards: Number of Shares of Stock or Units(2)		All Other Awards: Number of Securities Underlying Options(2)
		Potential Payouts Under Non-Equity Incentive Plan Awards(1)
									Exercise Price of Option Award	Grant Date Fair Value of Stock Award(11)
	Grant Date
Name		Threshold	Target	Maximum
Francis Lobo	3/06/14				134,000	(3)				$1,504,820
	3/06/14						178,000	(4)	11.23	$963,888
	3/28/14	$—	$700,000	$1,015,000
Edward K. Zinser	7/24/14				40,000	(5)				$418,400
	7/24/14						150,000	(6)	10.46	$744,495
	7/24/14	$—	$245,000	$355,250
Gail H. Shulman	3/06/14				53,000	(7)				$595,190
	3/06/14						159,000	(8)	11.23	$861,001
	3/28/14	$—	$173,250	$251,213
Michelle D. Stalick	3/06/14				4,500	(7)				$50,535
	3/06/14						13,500	(8)	11.23	$73,104
Robert J. Taragan	3/06/14				11,000	(7)				$123,530
	3/06/14						33,000	(8)	11.23	$178,698
	3/28/14	$78,300	$348,000	$504,600
Kesa L. Tsuda	8/15/14				9,000	(9)				$114,390
	8/15/14						27,000	(10)	12.71	$163,385
	7/24/14	$—	$125,000	$181,250
Former CFO:
Neil P. Edwards	N/A									N/A
Former Named Executive Officer:
Harold A. Zeitz	3/06/14				11,000	(7)				$123,530
	3/06/14						33,000	(8)	11.23	$178,698
	3/28/14	$—	$332,000	$461,480

(1)
Actual amounts paid in February 2015 were based on the actual levels at which the revenue and adjusted operating income goals and the individual performance goals established under the 2014 Bonus Plan were achieved. Such amounts are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
The restricted stock unit awards and stock option awards will vest, in whole or in part, on an accelerated basis upon the occurrence of certain events, as described in the "Employment Agreements and Potential Payments Upon Termination or Change in Control" section, which appears later in this proxy statement.

(3)
Represents an award of restricted stock units. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. One-third of the restricted stock units vested on November 5, 2014, and the balance will vest in a series of two successive equal annual installments upon the named executive officer's completion of each year of service with us over the two-year period measured from November 5, 2014.

(4)
Represents an award of stock options. One-third of the total option shares vested and became exercisable on November 5, 2014, and the balance will vest and become exercisable in 24 equal monthly installments upon the named executive officer's completion of each additional month of service thereafter.

(5)
Represents an award of restricted stock units. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The units will vest in a series of three successive equal annual installments upon the named executive officer's completion of each year of service with us over the three-year period measured from July 24, 2014.

(6)
Represents an award of stock options. One-third will vest and become exercisable upon the named executive officer's continuation in service through July 24, 2015, and the balance will vest and become exercisable in 24 equal monthly installments upon the named executive officer's completion of each additional month of service thereafter.

(7)
Represents an award of restricted stock units. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The units will vest in a series of three successive equal annual installments upon the named executive officer's completion of each year of service with us over the three-year period measured from February 15, 2014.

(8)
Represents an award of stock options. One-third will vest and become exercisable upon the named executive officer's continuation in service through February 15, 2015, and the balance will vest and become exercisable in 24 equal monthly installments upon the named executive officer's completion of each additional month of service thereafter.

(9)
Represents an award of restricted stock units. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The units will vest in a series of three successive equal annual installments upon the named executive officer's completion of each year of service with us over the three-year period measured from August 15, 2014.

(10)
Represents an award of stock options. One-third will vest and become exercisable upon the named executive officer's continuation in service through August 15, 2015, and the balance will vest and become exercisable in 24 equal monthly installments upon the named executive officer's completion of each additional month of service thereafter.

(11)
Reflects the aggregate grant-date fair value of the equity award, calculated in accordance with ASC 718 and without reduction for estimated forfeitures related to performance-based vesting or service-based vesting conditions. For information regarding the assumptions applied in the calculation of the ASC 718 valuation of such equity awards, see Note 8 of the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        For additional information regarding our 2014 Bonus Plan and our 2014 equity awards, please see the "Compensation Discussion and Analysis" section, which appears earlier in this proxy statement.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units That Have Not Vested(17)
Francis Lobo	64,277	113,723	(2)	$11.23	03/05/2024
						89,334	(13)	$1,299,810
Edward K. Zinser		150,000	(3)	$10.46	07/23/2024
						40,000	(15)	$582,000
Gail H. Shulman		159,000	(4)	$11.23	03/05/2024
						53,000	(14)	$771,150
Michelle D. Stalick	2,356			$23.76	08/14/2015
		13,500	(4)	$11.23	03/05/2024
						1,964	(7)	$28,576
						5,237	(8)	$76,198
						11,783	(10)	$171,443
						4,500	(14)	$65,475
Robert J. Taragan	34,914			$13.47	02/14/2021
		33,000	(5)	$11.23	03/05/2024
						10,474	(9)	$152,397
						26,185	(11)	$380,992
						11,000	(12)	$160,050
Kesa L. Tsuda		27,000	(6)	$12.71	08/14/2024
						9,000	(16)	$130,950
Former CFO:
Neil P. Edwards	—	—				—		—
Former Named Executive Officer:
Harold A. Zeitz	—	—				—		—

(1)
The restricted stock units and stock options will vest, in whole or in part, on an accelerated basis upon the occurrence of certain events, as described in the "Employment Agreements and Potential Payments Upon Termination or Change in Control" section, which appears later in this proxy statement.

(2)
Represents an award of stock options granted on March 6, 2014. The remaining unexercisable options will vest in a series of twenty-three successive equal monthly installments upon the named executive officer's completion of each month of service with us over the twenty three-month period measured from December 5, 2014.

(3)
Represents an award of stock options granted on July 24, 2014. One-third of the options will vest on July 24, 2015, and the balance will vest in a series of twenty-four successive equal monthly installments upon the named executive officer's completion of each period of service with us over the two-year period measured from July 24, 2015.

(4)
Represents an award of stock options granted on March 6, 2014. One-third of the options will vest on February 15, 2015, and the balance will vest in a series of twenty-four successive equal monthly installments upon the named executive officer's completion of each period of service with us over the two-year period measured from February 15, 2015.

(5)
Represents an award of stock options granted on March 6, 2014. One-third of the options vested on February 15, 2015, and the balance was forfeited in connection with Mr. Taragan's termination on February 16, 2015.

(6)
Represents an award of stock options granted on August 15, 2014. One-third of the options will vest on August 15, 2015, and the balance will vest in a series of twenty-four successive equal monthly installments upon the named executive officer's completion of each period of service with us over the two-year period measured from August 15, 2015.

(7)
Reflects the remaining shares under a restricted stock unit award granted on February 15, 2011. Each unit provided the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The remaining restricted stock units vested on February 15, 2015.

(8)
Represents the shares under a restricted stock unit award granted on February 29, 2012. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The shares under the restricted stock unit award will vest in a series of two successive equal annual installments upon the named executive officer's completion of each year of service with us over the two-year period measured from February 15, 2014.

(9)
Reflects the remaining shares under a restricted stock unit award granted on February 29, 2012. Each unit provided the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The remaining restricted stock units vested on February 15, 2015.

(10)
Represents the shares under a restricted stock unit award granted on March 6, 2013. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The shares under the restricted stock unit award will vest in a series of three successive equal annual installments upon the named executive officer's completion of each year of service with us over the three-year period measured from February 15, 2014.

(11)
Represents the shares under a restricted stock unit award granted on March 6, 2013. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. One-half of the unvested restricted stock unit award vested on February 15, 2015, and the balance was forfeited in connection with Mr. Taragan's termination on February 16, 2015.

(12)
Represents the shares under a restricted stock unit award granted on March 6, 2014. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. One-third of the unvested restricted stock unit award vested on February 15, 2015, and the balance was forfeited in connection with Mr. Taragan's termination on February 16, 2015.

(13)
Represents the shares under a restricted stock unit award granted on March 6, 2014. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. One-third of the unvested restricted stock unit award vested on November 5, 2014, and the balance of shares under the restricted stock unit award will vest in a series of two successive equal annual installments upon the named executive officer's completion of each year of service with us over the two-year period measured from November 5, 2014.

(14)
Represents the shares under a restricted stock unit award granted on March 6, 2014. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The shares under the restricted stock unit award will vest in a series of three successive equal annual installments upon the named executive officer's completion of each year of service with us over the three-year period measured from February 15, 2014.

(15)
Represents the shares under a restricted stock unit award granted on July 24, 2014. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The shares under the restricted stock unit award will vest in a series of three successive equal annual installments upon the named executive officer's completion of each year of service with us over the three-year period measured from July 24, 2014.

(16)
Represents the shares under a restricted stock unit award granted on August 15, 2014. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The shares under the restricted stock unit award will vest in a series of three successive equal annual installments upon the named executive officer's completion of each year of service with us over the three-year period measured from August 15, 2014.

(17)
The valuations are based on the $14.55 closing price of our common stock on December 31, 2014.

 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth, for each of the named executive officers, certain summary information concerning the exercise of stock options and the vesting of restricted stock or restricted stock unit awards that occurred during the year ended December 31, 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Francis Lobo	—	—	76,452	$978,690
Edward K. Zinser	—	—	—	—
Gail H. Shulman	—	—	—	—
Michelle D. Stalick	—	—	10,803	$114,296
Robert J. Taragan	—	—	23,567	$249,339
Kesa L. Tsuda	—	—	—	—
Former CFO:
Neil P. Edwards	—	—	78,555	$884,879
Former Named Executive Officer:
Harold A. Zeitz	—	—	81,349	$861,587

(1)
Value realized is determined by multiplying the amount by which the market price per share of our common stock on the applicable vesting date exceeded the price payable per share, if any, by the number of shares of our common stock as to which each award vested on such date.

 EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE IN CONTROL

        Employment Agreements.    We have an offer letter or employment agreement in place with each of our named executive officers, other than Messrs. Edwards and Zeitz, whose employment with us terminated in 2014, and Mr. Taragan, whose employment with us terminated in February 2015. Each offer letter or employment agreement establishes the annual rate of base salary paid to the named executive officer and also sets his or her target bonus amount at a specified percentage of base salary, subject to future adjustment by the company.

        The following table includes the annual rate of base salary and target bonus amounts (as a percentage of base salary) for each named executive officer under his or her offer letter or employment agreement, as well as the expiration date of each such agreement, as applicable.

Named Executive Officer	Annual Base Salary (2014 fiscal year)	Target Bonus (% of annual base salary)	Employment Agreement Expiration Date
Francis Lobo	$700,000	100%	November 5, 2016
Edward K. Zinser(1)	$350,000	70%	N/A
Gail H. Shulman(2)	$315,000	55%	N/A
Michelle D. Stalick	$280,000	35%	N/A
Robert J. Taragan(3)	$435,000	80%	February 15, 2015
Kesa L. Tsuda(4)	$250,000	50%	N/A
Former CFO:
Neil P. Edwards(5)	$420,000	N/A(7)	N/A
Former Named Executive Officer:
Harold A. Zeitz(6)	$415,000	80%	N/A

(1)
Mr. Zinser commenced his employment on May 19, 2014.

(2)
Ms. Shulman commenced her employment on January 7, 2014.

(3)
Mr. Taragan's employment terminated on February 16, 2015.

(4)
Ms. Tsuda commenced her employment on June 16, 2014.

(5)
Mr. Edwards' employment terminated on March 14, 2014.

(6)
Mr. Zeitz's employment terminated on May 16, 2014.

(7)
Mr. Edwards was not eligible for a bonus in 2014 because he departed in March 2014.

        The following sets forth a description of certain severance benefits each named executive officer, other than Messrs. Edwards and Zeitz, would have received under the offer letter or employment agreement which we had in place with him or her on December 31, 2014 in the event his or her employment terminated under certain circumstances during 2014. With respect to Messrs. Edwards and Zeitz, whose employment terminated on March 14, 2014 and May 16, 2014, respectively, the following sets forth a description of their respective employment agreements as in effect on their respective dates of termination. With respect to Ms. Stalick and Ms. Tsuda, who do not have severance provisions set forth in their respective offer letters, the following sets forth a description of certain benefits each of them would have received under the company's amended and restated severance benefit plan.

        Our employment agreement with Mr. Lobo provides that if his employment is terminated without cause, or he resigns for good reason, whether or not in connection with a change in control of United Online, Inc., as defined in his employment agreement, then his outstanding equity awards will vest in full, except to the extent otherwise provided in the equity award agreement for any equity award granted after the initial grants made pursuant to his employment agreement. If Mr. Lobo's employment is terminated without cause, or he resigns for good reason, whether or not in connection with a change in control, then he will be entitled to a severance payment, payable in 12 equal monthly installments

(or in a lump sum in the case of a change in control separation), in an aggregate amount equal to two times his then-current annual rate of base salary. He will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination and a prorated bonus for the year of termination based on the actual level of performance goal attainment or, in the case of an involuntary termination during the same year as the change in control event, based on his target bonus for such year. As consideration for such severance benefits, Mr. Lobo agreed to a 12-month employee non-solicitation agreement and to provide us with a standard release of claims. If Mr. Lobo's employment is terminated due to his death or disability, then he will receive an additional 12 months of vesting credit under his outstanding equity awards, applied as if such awards vested in equal monthly increments over the vesting period.

        Our offer letter with Mr. Zinser provides that if his employment is terminated without cause, or he resigns for good reason, not in connection with a change in control, then he will be entitled to a severance payment, payable in 12 equal monthly installments, in an aggregate amount equal to his then-current annual rate of base salary. He will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination and a prorated bonus for the year of termination based on the actual level of performance goal attainment. Subject to terms of a change in control policy to be established by the company, if Mr. Zinser's employment is terminated without cause, or he resigns for good reason, in connection with a change in control, then he is eligible for a severance payment in an aggregate amount equal to his then-current annual rate of base salary and a prorated bonus based on the actual level of performance goal attainment, or, if the change in control termination occurs after the first year of his employment, an aggregate amount equal to two times his then-current annual rate of base salary and any earned but unpaid bonus for the fiscal year preceding his termination. As consideration for such severance benefits, Mr. Zinser agreed to a 12-month employee non-solicitation agreement and to provide us with a standard release of claims.

        Our offer letter with Ms. Shulman provides that if her employment is terminated without cause, or she resigns for good reason, not in connection with a change in control, then she will be entitled to a severance payment, payable in 12 equal monthly installments, in an aggregate amount equal to her then-current annual rate of base salary. She will also be entitled to any earned but unpaid bonus for the fiscal year preceding her termination and a prorated bonus for the year of termination based on the actual level of performance goal attainment. Subject to terms of a change in control policy to be established by the company, at a minimum, if Ms. Shulman's employment is terminated without cause, or she resigns for good reason, in connection with a change in control, then she is eligible for a severance payment in an aggregate amount equal to her then-current annual rate of base salary, any earned but unpaid bonus for the fiscal year preceding her termination and a prorated bonus for the year of termination based on the actual level of performance goal attainment, or, if the change in control termination occurs after the first year of her employment, an aggregate amount equal to two times her then-current annual rate of base salary, any earned but unpaid bonus for the fiscal year preceding her termination and the annual target bonus for the year in which such termination occurs, and her outstanding equity awards will vest in full. As consideration for such severance benefits, Ms. Shulman agreed to a 12-month employee non-solicitation agreement and to provide us with a standard release of claims.

        Our offer letter with Ms. Stalick does not provide for additional severance compensation in the event her employment is terminated without cause, or she resigns for good reason, whether or not in connection with a change in control of United Online, Inc. Ms. Stalick would be entitled to receive twenty-six weeks of base salary in the event her employment is terminated without cause, or she resigns for good reason, in connection with a change in control under the terms of the company's amended and restated severance benefit plan.

        Our offer letter with Ms. Tsuda does not provide for additional severance compensation in the event her employment is terminated without cause, or she resigns for good reason, whether or not in connection with a change in control of United Online, Inc. Ms. Tsuda would be entitled to receive thirteen weeks of base salary in the event her employment is terminated without cause, or she resigns for good reason, in connection with a change in control under the terms of the company's amended and restated severance benefit plan.

        Prior to each of their terminations, we had employment agreements with Messrs. Edwards, Taragan and Zeitz. Each agreement provided that if the named executive officer's employment is terminated without cause, or he resigns for good reason, in connection with, or within 24 months following, a change in control of United Online, Inc., as defined in his employment agreement, then his outstanding equity awards will vest in full. If his employment is terminated without cause, or he resigns for good reason, other than in connection with, or within 24 months following, a change in control, then he will receive an additional 12 months of vesting credit under his outstanding equity awards, applied as if such awards vested in equal monthly increments over the vesting period. If the named executive officer's employment is terminated without cause, or he resigns for good reason, whether or not in connection with a change in control, then he will be entitled to a severance payment, payable in 12 equal monthly installments (or in a lump sum in the case of a change in control separation), in an aggregate amount equal to two times his then- current annual rate of base salary. He will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination and a prorated bonus for the year of termination based on the actual level of performance goal attainment or, in the case of an involuntary termination during the same year as the change in control event, based on his target bonus for such year. As consideration for such severance benefits, Messrs. Edwards and Taragan each agreed to a 12-month employee non-solicitation covenant, Mr. Zeitz agreed to a 12-month non-competition agreement, and each such named executive officer has also agreed to provide us with a standard release of claims. If the named executive officer's employment is terminated due to his death or disability, then he will receive an additional 12 months of vesting credit under his outstanding equity awards, applied as if such awards vested in equal monthly increments over the vesting period. In January 2013, we amended our employment agreements with Messrs. Edwards, Taragan and Zeitz to clarify the circumstances under which certain corporate transactions with United Online, Inc. and/or one or more of its subsidiaries, including the FTD Spin-Off Transaction, would be deemed to be a "change in control" under such named executive officer's employment agreement. Mr. Edwards' employment terminated in March 2014, Mr. Zeitz's employment terminated in May 2014 and Mr. Taragan's employment terminated in February 2015.

        Equity Compensation Plans.    All outstanding options and restricted stock units under our stock plans will immediately vest upon a change in control, to the extent they are not assumed or otherwise continued in effect by the successor entity or replaced with an incentive compensation program which preserves the intrinsic value of the award at that time and provides for the subsequent vesting and concurrent payout of that value in accordance with the pre-existing vesting schedules for those awards.

        Quantification of Benefits.    The following tables provide estimated payments and benefits which would have been provided to the named executive officer, assuming certain hypothetical events had occurred with respect to the named executive officer on December 31, 2014. Each amount is calculated solely on the basis of the offer letter or employment agreement that was in effect for the named executive officer on December 31, 2014, applicable provisions of our equity award agreements, and for Ms. Stalick and Ms. Tsuda (who do not have severance provisions in their offer letters), certain benefits they are eligible to receive under our amended and restated severance benefit plan. The employment of Messrs. Edwards and Zeitz terminated prior to December 31, 2014, and the tables reflect the actual payments and benefits, if any, received by them in connection with their respective terminations. The employment of Mr. Taragan terminated in the first quarter of 2015, and the payments and benefits actually received by him are described in the Current Report on Form 8-K filed on January 6, 2015.

        For amounts connected with a change-in-control event, it is assumed that the change in control occurred on December 31, 2014 and that the price per share of our common stock paid to our stockholders in the change-in-control transaction was $14.55, the closing selling price per share of our common stock on December 31, 2014.

        For additional information regarding the terms and conditions relating to such payments and benefits, see our offer letters and employment agreements with the named executive officers and our equity compensation plan documents, copies of which were previously filed with the SEC.

        Termination of Employment Events.    The following table provides the estimated dollar amounts of the various payments and benefits which would have been provided to the named executive officer assuming the following hypothetical termination events had occurred with respect to that named executive officer on December 31, 2014. With respect to Messrs. Edwards and Zeitz, whose employment terminated prior to December 31, 2014, the table reflects the actual payments and benefits, if any, received by them in connection with their respective terminations.

  A.
  termination without cause or resignation for good reason (in the absence of a change in control);

  B.
  involuntary termination or resignation for good reason in connection with a change in control; and

  C.
  termination as a result of death or permanent disability.

			Value of Accelerated Vesting(4)
		Aggregate Cash Severance or Change in Control Payment(3)
			Restricted Stock, RSUs and other Stock Awards	Stock Options	AD&D Insurance Proceeds(5)	Total
A.	Termination without cause or resignation for good reason (in the absence of a change in control)
	Francis Lobo	$2,217,608	1,299,810	377,560	N/A	$3,894,978
	Edward K. Zinser	$527,970	274,820	289,707	N/A	$1,092,497
	Gail H. Shulman	$517,358	471,245	322,588	N/A	$1,311,191
	Michelle D. Stalick	$—	—	—	N/A	$—
	Robert J. Taragan	$1,276,986	599,431	66,951	N/A	$1,943,368
	Kesa L. Tsuda	$—	58,200	22,080	N/A	$80,280
	Former CFO:
	Neil P. Edwards(1)	$350,000	570,907	—	N/A	$920,907
	Former Named Executive Officer:
	Harold A. Zeitz(2)	$587,124	242,869	—	N/A	$829,993
B.	Involuntary termination or resignation for good reason in connection with a change in control
	Francis Lobo	$2,100,000	1,299,810	377,560	N/A	$3,777,370
	Edward K. Zinser	$527,970	582,000	613,500	N/A	$1,723,470
	Gail H. Shulman	$517,358	771,150	527,880	N/A	$1,816,388
	Michelle D. Stalick	$140,000	141,993	12,450	N/A	$294,443
	Robert J. Taragan	$1,218,000	693,439	109,560	N/A	$2,020,999
	Kesa L. Tsuda	$62,500	130,950	49,680	N/A	$243,130
C.	Death or disability
	Francis Lobo	$—	704,060	196,989	100,000	$1,001,049
	Edward K. Zinser	$—	274,820	289,707	100,000	$664,527
	Gail H. Shulman	$—	471,245	322,588	100,000	$893,833
	Michelle D. Stalick	$—	40,013	27,390	100,000	$167,403
	Robert J. Taragan	$—	599,431	66,951	100,000	$766,382
	Kesa L. Tsuda	$—	58,200	22,080	100,000	$180,280

(1)
Reflects the aggregate amount of severance benefits actually paid to Mr. Edwards in connection with the termination of his employment in March 2014. The level of severance benefits was determined as if there had been a termination without cause or a resignation for good reason (in the absence of a change in control) under the terms of his employment agreement.

(2)
Reflects the aggregate amount of severance benefits actually paid to Mr. Zeitz in connection with the termination of his employment in May 2014. The level of severance benefits was determined as if there had been a termination without cause or a resignation for good reason (in the absence of a change in control) under the terms of his employment agreement.

(3)
Includes severance and the specified bonus amounts.

(4)
Except for Messrs. Edwards and Zeitz, the valuation is based on the $14.55 closing price of our common stock on December 31, 2014. With respect to Mr. Edwards, the valuation of his restricted stock unit awards is based on the $11.68 closing price of our common stock on the date of vesting of such units, which was March 21, 2014. With respect to Mr. Zeitz, the valuation of his restricted stock unit awards is based on the $10.62 closing price of our common stock on the date of vesting of such units, which was May 22, 2014.

(5)
As part of the Exec-U-Care plan, each named executive officer receives accidental death and dismemberment insurance coverage in the amount of $100,000 in the event of a qualifying accidental death and up to $100,000 in the event of a qualifying dismemberment. For the purposes of this table, we have assumed that the circumstances surrounding the hypothetical termination as a result of death or permanent disability would have entitled the named executive officer to the full amount of such insurance proceeds.

        Change in Control Where Outstanding Awards Are Not Assumed.    The following table provides the estimated dollar amount of the benefit which would have been provided to each named executive officer, other than Messrs. Edwards and Zeitz, assuming a change in control had occurred on December 31, 2014 in which his or her outstanding equity awards were not continued or assumed by the successor entity or replaced with a comparable incentive compensation program, thereby triggering the accelerated vesting of those awards.

	Value of Accelerated Vesting(1)
	Restricted Stock, RSUs and other Stock Awards	Stock Options	Total
Francis Lobo	$1,299,810	377,560	$1,677,370
Edward K. Zinser	$582,000	613,500	$1,195,500
Gail H. Shulman	$771,150	527,880	$1,299,030
Michelle D. Stalick	$341,692	44,820	$386,512
Robert J. Taragan	$693,439	109,560	$802,999
Kesa L. Tsuda	$130,950	49,680	$180,630

(1)
The valuation is based on the $14.55 closing price of our common stock on December 31, 2014.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2014 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

	A		B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(5)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	1,717,160	(4)	$11.89	16,992,511	(6)(7)
Equity Compensation Plans Not Approved by Stockholders(2)	34,801		$22.51	—	(7)

Total	1,751,961		$12.28	16,992,511

(1)
Consists of the 2010 Incentive Compensation Plan, as amended and restated (the "2010 Incentive Compensation Plan"), the 2001 Stock Incentive Plan (the "2001 Plan") and the 2010 Employee Stock Purchase Plan, effective as of November 1, 2013 (the "2010 ESPP").

(2)
Consists of the 2001 Supplemental Stock Incentive Plan, as amended and restated (the "2001 Supplemental Plan") and the Classmates Online, Inc. 2004 Stock Plan, as amended and restated (the "Classmates 2004 Plan").

(3)
This column reflects the aggregate number of shares of our common stock to be issued upon the exercise of options and the vesting of restricted stock units outstanding as of December 31, 2014.

(4)
Excludes purchase rights outstanding under the 2010 ESPP. Under the 2010 ESPP, each eligible employee may purchase up to 1,963 shares of our common stock at semi-annual intervals on the last business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee's entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the purchase date.

(5)
The calculation in this column does not take into account 804,734 shares of our common stock underlying outstanding restricted stock units as of December 31, 2014. Such shares will be issued at the time the restricted stock units vest, without any cash consideration payable for those shares

(6)
As of December 31, 2014, 15,825,152 shares of our common stock remained available for issuance under the 2010 Incentive Compensation Plan and 1,167,359 shares of our common stock remained available for issuance under the 2010 ESPP. The shares available for issuance under the 2010 Incentive Compensation Plan may be issued upon the exercise of stock options or stock appreciation rights granted under such plan, or those shares may be issued through direct stock issuances or pursuant to restricted stock awards or restricted stock units which vest upon the attainment of prescribed performance milestones or the completion of designated service periods. Shares may also be issued as a bonus for services rendered to the company, without any cash payment required from the recipient.

(7)
To the extent awards outstanding under the 2001 Plan, the 2001 Supplemental Plan, and the Classmates 2004 Plan, on or after December 31, 2009, are subsequently canceled, forfeited or expire without the issuance of the underlying shares of our common stock, then those shares will be automatically transferred to the 2010 Incentive Compensation Plan and increase the number of shares of our common stock available for issuance thereunder. No further awards may be made under the 2001 Plan, the 2001 Supplemental Plan, and the Classmates 2004 Plan after May 26, 2010.

 RELATED-PARTY TRANSACTIONS

        Pursuant to our Code of Ethics, without full disclosure and prior written approval, our executive officers and directors are not permitted to make any investment, accept any position or benefits, participate in any transaction or business arrangement or otherwise act in a manner that creates or appears to create a conflict of interest. Our executive officers and directors are required to make such disclosure to, and receive the prior written approval of, our General Counsel and the Chair of the Audit Committee, or such other individual or committee of the Board of Directors as may be designated by the Board of Directors with respect to any related-party transactions. A current copy of the Code of Ethics is available on our corporate website (www.unitedonline.com) under "Investors." In addition, each year, our directors and executive officers are required to complete Director and Officer Questionnaires that, among other things, identify any potential related-party transactions. Our Board of Directors determines, on an annual basis, which members of our Board meet the definition of an independent director as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

        Pursuant to our Audit Committee's written charter, our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving any potential related-party transactions which could be required to be disclosed under Item 404 of Regulation S-K, unless such transactions have been approved by a comparable committee of the Board of Directors or the Board of Directors as a whole. A copy of the Audit Committee's written charter is available on our corporate website (www.unitedonline.com) under "Investors." Under Item 404 of Regulation S-K, a related-party transaction is defined as any transaction or proposed transaction in which the company was or is to be a participant and the amount involved exceeds $120,000 in a fiscal year, and in which any of the following had or will have a direct or indirect material interest: the company's directors, director nominees, executive officers, greater than five percent beneficial owners, or any immediate family member of any of the foregoing. In the course of the Audit Committee's review to approve or disapprove related-party transactions, the Audit Committee may consider, among other things, any of the following: the nature of the related person's interest in the transaction; the material terms of the transaction, including, within limitation, the amount and type of transaction; the importance of the transaction to each party; the reasons for the company entering into the transaction with the related person; whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and any other matters the Audit Committee deems appropriate.

        In December 2010, MyPoints.com, Inc. ("MyPoints"), one of our subsidiaries, entered into a sublease agreement with BlackRock, Inc. and BlackRock Realty Advisors, Inc., whereby MyPoints rented approximately 18,000 square feet of office space in San Francisco, California. In connection with the sublease agreement, we entered into a parent guaranty of all obligations under the sublease. Based on documents filed by BlackRock, Inc. with the SEC, BlackRock, Inc. was a beneficial owner of greater than five percent of our common stock for part of the year ended December 31, 2014. The rental amount under the sublease agreement was approximately $428,000 per year, or approximately $36,000 per month, over the approximately three and a half year term, and was subject to certain escalations and other amounts payable as specified in the sublease agreement. The Audit Committee approved this related-party transaction in accordance with the procedure described above. The sublease agreement with Blackrock, Inc. terminated and MyPoints moved into new office space in December 2014.

 AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the company's audited consolidated financial statements for the year ended December 31, 2014, included in the company's Annual Report on Form 10-K for that period.

        Composition and Charter.    The Audit Committee of our Board of Directors currently consists of four independent directors, as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules: Mr. Armstrong, who serves as Chair of the Audit Committee, and Messrs. Berglass, Miller and Phanstiel. The Audit Committee operates under a written charter adopted by our Board of Directors, which was amended in February 2011 and is available on our corporate website (www.unitedonline.com) under "Investors." The Board of Directors and the Audit Committee review and assess the adequacy of the charter of the Audit Committee on an annual basis.

        Responsibilities.    The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to our stockholders and others; reviewing internal audit results; reviewing our systems of internal control over financial reporting, disclosure controls and procedures and the company's financial reporting process that management and the Board have established, and overseeing any remedial actions; reviewing policies and procedures with respect to risk assessment and risk management, including reviewing the company's major financial risks and its insurance program; and endeavoring to maintain free and open lines of communication among the Audit Committee, the company's independent registered public accounting firm and management. The Audit Committee is also responsible for the review of all critical accounting policies and practices to be used by the company; the review and approval or disapproval of all proposed transactions or courses of dealings that are required to be disclosed by Item 404 of Regulation S-K that are not otherwise approved by a comparable committee or the entire Board; the review of legal and regulatory matters; and establishing procedures for the receipt, retention and treatment of complaints received by the company (including, but not limited to, regarding accounting, internal accounting controls or auditing matters), and the confidential, anonymous submission by employees of the company of any concerns regarding the company (including, but not limited to, regarding questionable accounting or auditing matters). The Audit Committee also has the authority to secure independent expert advice to the extent the Audit Committee determines it to be appropriate, including retaining independent counsel, accountants, consultants, or others, to assist the Audit Committee in fulfilling its duties and responsibilities.

        It is not the duty of the Audit Committee to plan or conduct audits or to prepare the company's consolidated financial statements. Management is responsible for preparing the company's consolidated financial statements, and has the primary responsibility for assuring their accuracy and completeness, and the independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing its opinion as to their presenting fairly in accordance with accounting principles generally accepted in the United States of America ("GAAP") the company's financial condition, results of operations and cash flows. However, the Audit Committee does consult with management and the company's independent registered public accounting firm prior to the presentation of consolidated financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the company's financial affairs. In addition, the Audit Committee is responsible for the oversight of the independent registered public accounting firm; considering and approving the appointment of and approving all engagements of, and fee arrangements with, the company's independent registered public accounting firm; and the evaluation of the independence of the company's independent registered public accounting firm.

        In the absence of their possession of information that would give them a reason to believe that such reliance is unwarranted, the members of the Audit Committee rely without independent verification on the information provided to them by, and on the representations made by, the company's management and the company's independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee's authority and oversight responsibilities do not independently assure that the audits of the company's consolidated financial statements are conducted in accordance with auditing standards generally accepted in the United States of America, or that our consolidated financial statements are presented in accordance with GAAP.

        Review with Management and Independent Registered Public Accounting Firm.    The Audit Committee has reviewed and discussed the company's audited consolidated financial statements (including the quality of the company's accounting principles) with the company's management and the company's independent registered public accounting firm, PricewaterhouseCoopers LLP. In addition, the Audit Committee has consulted with management and PricewaterhouseCoopers LLP prior to the presentation of our consolidated financial statements to stockholders. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, including, among other items, matters related to the conduct by the independent registered public accounting firm of the audit of the company's consolidated financial statements. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the company, including whether its provision of non-audit services has compromised such independence.

        Conclusion and Reappointment of Independent Registered Public Accounting Firm.    Based on the reviews and discussions referred to above in this report, the Audit Committee recommended to the company's Board of Directors that the audited consolidated financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The Audit Committee has also appointed PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

        Submitted by the Audit Committee of the Board of Directors:

James T. Armstrong Robert Berglass Andrew Miller Howard G. Phanstiel

        Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by us under those statutes, the compensation committee report, the audit committee report, and reference to the independence of the audit committee members are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Executive officers, directors and greater-than-10% beneficial owners are required to furnish us with copies of all of the forms that they file.

        Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2014, aside from the Form 4 filing mentioned in the next sentence, our officers, directors, greater-than-10% beneficial owners, and other persons subject to Section 16(a) of the Exchange Act filed on a timely basis all reports required of them under Section 16(a) so that there were no late filings of any Form 3 or Form 5 reports or late Form 4 filings with respect to transactions relating to our common stock. On January 9, 2014, a late Form 4 filing was made regarding a grant (with a transaction date of January 2, 2014) of 2,144 restricted stock units that was made to one of our directors.

Annual Report; Available Information

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 2, 2015, is available over the Internet as set forth in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials, including our Annual Report on Form 10-K, via email until you elect otherwise. If you have previously elected to receive paper copies of our proxy materials, you will continue to receive these materials, including our Annual Report on Form 10-K, in paper format until you elect otherwise. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

        Stockholders may request a paper or email copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, free of charge, by following the instructions in the Notice. All reports and documents we file with the SEC are also available, free of charge, on our corporate website (www.unitedonline.com) under "Investors."

BY ORDER OF THE BOARD OF DIRECTORS OF UNITED ONLINE, INC.
Gail H. Shulman Executive Vice President, General Counsel and Secretary

Woodland Hills, California
April 24, 2015

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000245526_1 R1.0.0.51160 UNITED ONLINE, INC. 21255 BURBANK BLVD., SUITE 400 WOODLAND HILLS, CA 91367 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 4, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Voting via the Internet is a valid proxy voting method under the laws of the State of Delaware (our state of incorporation). ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 4, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following to hold office until the 2018 Annual Meeting. For Against Abstain 1. Election of Directors Nominees 1a. James T. Armstrong 1b. Andrew Miller 1c. Kenneth D. Denman The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as United Online, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2015. 3. To approve an advisory resolution regarding the compensation of United Online, Inc.'s named executive officers. NOTE: United Online, Inc. may transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000245526_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . UNITED ONLINE, INC. Annual Meeting of Stockholders June 5, 2015 10:30 a.m. Pacific Time This Proxy is solicited on behalf of the Board of Directors of United Online, Inc. The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 5, 2015 and the Proxy Statement, and appoints Francis Lobo and Gail Shulman and each of them, the Proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value $0.0001 per share, of United Online, Inc., a Delaware corporation, that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of United Online, Inc. to be held on Friday, June 5, 2015 at 10:30 a.m. Pacific time at the Hilton Woodland Hills located at 6360 Canoga Avenue, Woodland Hills, California 91367, or at any and all adjournments and postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The Board of Directors recommends a vote FOR the election of each of the director nominees listed on the reverse side, and a vote FOR proposals 2 and 3. This Proxy, when properly executed, will be voted as specified by the undersigned on the reverse side. IF NO SPECIFICATION IS MADE AND THIS PROXY IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, IN FAVOR OF PROPOSALS 2 AND 3 SET FORTH ON THE REVERSE SIDE AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. (Continued and to be marked, dated and signed on the other side)

QuickLinks

MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL ONE: ELECTION OF DIRECTORS
Director Summary Compensation Table
PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL THREE: ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
OTHER MATTERS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EQUITY COMPENSATION PLAN INFORMATION
RELATED-PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT